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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-232935

Prospectus Supplement
(To Prospectus dated August 13, 2019)

AETERNA ZENTARIS INC.
3,325,000 Common Shares
(and Associated Common Share Purchase Rights)

        Aeterna Zentaris Inc. ("we," "us," "our" or the "Company") are offering 3,325,000 common shares, no par value, ("Common Shares") pursuant to this prospectus supplement and the accompanying prospectus. The Common Shares are being sold directly to certain institutional accredited investors pursuant to a securities purchase agreement dated September 20, 2019. The 3,325,000 Common Shares are being sold at a purchase price of $1.50 per share. Unless otherwise stated, currency amounts in this prospectus supplement are presented in United States dollars, or "$" or "US$." Each Common Share offered under this prospectus supplement and the accompanying prospectus has associated with it one right to purchase a Common Share under our Rights Plan (as defined herein). Please see the section entitled "Description of Securities Offered Under This Prospectus Supplement—Shareholder Rights Plan" in this prospectus supplement and the accompanying prospectus for a more detailed discussion.

        In a concurrent private placement, we are also selling to investors warrants to purchase 3,325,000 shares of our Common Shares for each share purchased for cash in this offering, exercisable at a price of $1.65 per warrant share (the "Warrants"). The Warrants issued in the private placement and our Common Shares issuable upon the exercise of the Warrants are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), at this time, are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

        Our Common Shares are listed on the NASDAQ Capital Market ("NASDAQ") and on the Toronto Stock Exchange ("TSX") under the symbol "AEZS". On September 19, 2019, the last reported sales price of our Common Shares on the NASDAQ was $1.65 per share and on the TSX was C$2.18 per share.

        In offering Common Shares by the means of this prospectus supplement and the accompanying prospectus, we are relying on General Instruction I.B.5 of Form F-3, which limits the amount of Common Shares we can sell pursuant to the registration statement, of which this prospectus supplement and the accompanying prospectus are a part, to one-third of the market value of our Common Shares held by non-affiliates, or our public float, in any 12-month period. On the date of this prospectus supplement, our public float was $42,072,103, which was calculated based on 16,629,290 of our Common Shares outstanding and held by non-affiliates and a price of $2.53 per share, the closing price of our Common Shares on the NASDAQ on July 22, 2019. We have not offered any Common Shares pursuant to General Instruction I.B.5 during the 12-month period ending on, and including, the date of this prospectus supplement.

        We have engaged Maxim Group LLC ("Maxim") to act as our sole placement agent for this offering (the "Placement Agent"). The Placement Agent is not purchasing or selling any Common Shares offered by this prospectus supplement and the accompanying prospectus, but will use its reasonable best efforts to arrange for the sale of the Common Shares offered. Maxim is entitled to a fee equal to 7% of gross proceeds raised in this offering of Common Shares and the concurrent private offering of the Warrants. We refer you to the "Plan of Distribution" section on page S-32.

        Investing in our securities involves a high degree of risk. Before making any decision to invest in our securities, you should carefully consider the information disclosed under "Risk Factors" beginning on page S-5 of this prospectus supplement, as well as those risk factors contained or incorporated by reference to this prospectus supplement and the accompanying prospectus.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT HAVE NOT BEEN QUALIFIED FOR SALE IN CANADA AND MAY NOT BE OFFERED OR SOLD IN CANADA EXCEPT PURSUANT TO AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS UNDER APPLICABLE CANADIAN SECURITIES LAWS. THE COMPANY HAS NOT FILED AND DOES NOT INTEND TO FILE A CANADIAN PROSPECTUS IN CONNECTION WITH THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT.

        There is no arrangement for funds to be received in escrow, trust or similar arrangement. The Company has applied to the TSX for conditional approval for listing of the Common Shares offered for sale pursuant to this prospectus supplement. Listing on the TSX is subject to us fulfilling all of the requirements of the TSX.

	Per Common Share	Total
Public Offering Price	$1.50	$4,987,500
Placement agent fees(1)	$0.11	$349,125
Proceeds, before expenses, to us	$1.39	$4,638,375

(1)
In addition, we have agreed to reimburse the Placement Agent for certain offering-related expenses, as discussed under "Plan of Distribution" on page S-32 in this prospectus supplement.

        The Placement Agent expects to deliver our Common Shares to purchasers in this offering on or about September 24, 2019, subject to customary closing conditions, without further notice to you.

Sole Placement Agent

MAXIM GROUP LLC

The date of this prospectus supplement is September 20, 2019.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Placement Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Placement Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any documents incorporated by reference herein or therein is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

S-i

        This prospectus supplement is not an offer to sell or a solicitation of an offer to buy securities in any jurisdiction in which such offer or solicitation is illegal.

 ABOUT THIS PROSPECTUS SUPPLEMENT

        All references to the terms "Aeterna Zentaris," the "Company," "we," "us" or "our" in this prospectus supplement refer to Aeterna Zentaris Inc., a Canadian corporation, and its consolidated subsidiaries, unless the context requires otherwise.

        This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 (File No. 333-232935) that we filed with the Securities and Exchange Commission ("SEC"), utilizing the SEC's "shelf" registration rules, on August 1, 2019, and that was declared effective on August 15, 2019. This document consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering of our Common Shares and supplements information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not apply to this offering.

        This prospectus supplement and the documents incorporated herein may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, the statements in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus. You should read carefully this prospectus supplement, the accompanying prospectus and the additional detailed information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" before making an investment decision.

        You should rely on only the information contained in or incorporated by reference to this prospectus supplement and the accompanying prospectus relating to the offering described in this prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

        You should not assume that the information in this prospectus supplement, the accompanying prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the respective dates on the front cover of those documents. Our business, financial condition, results of operations and prospectus may have changed since those dates.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties or covenants should not be relied on as accurately representing the current state of our affairs.

        The financial statements included in or incorporated by reference into this prospectus supplement and the accompanying prospectus have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. Our consolidated financial statements are subject to the standards of the Public Company Accounting Oversight Board (United States) and the SEC independence standards. This may not be comparable to financial statements of United States ("U.S.") companies.

        Except as otherwise indicated, all historical share, warrant and option data, including number of securities issued and outstanding and applicable exercise prices, in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein, have been retroactively adjusted to reflect and give effect to the share consolidation (reverse stock split) we effected on November 17, 2015, on a 100-for-1 basis. Our Common Shares commenced trading on a consolidated and adjusted basis on both the NASDAQ and the TSX on November 20, 2015.

        We are not offering or selling the Common Shares offered herby in any jurisdiction or to any person if such offer or sale is not permitted by applicable law, rule or regulation. Our principal executive offices are located at 315 Sigma Drive, Summerville, South Carolina 29486; our telephone number is (843) 900-3223.

S-ii

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain "forward-looking statements" made pursuant to the safe-harbor provision of the U.S. Private Securities Litigation Reform Act of 1995, which reflect our current expectations regarding future events. All statements other than statements of historical facts included in or incorporated by reference into this prospectus supplement that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Our forward-looking statements generally include statements about our plans, objectives, strategies and prospects regarding, among other things, our businesses, results of operations, liquidity and financial condition. In some cases, we have identified these forward-looking statements with words like "believe," "may," "could," "might," "possible," "potential," "project," "will," "should," "expect," "intend," "plan," "predict," "anticipate," "estimate," "approximate," "contemplate" or "continue," or the negative of these words or other words and terms of similar meaning. Known and unknown risks and uncertainties could cause our actual results to differ materially from those in forward-looking statements. Such risks include, but are not limited to, the following:

  •
  our ability to continue as a going concern is dependent, in part, on our ability to transfer cash from Aeterna Zentaris GmbH ("AEZS Germany") to the Canadian parent and U.S. subsidiary and secure additional financing;

  •
  our strategic review process;

  •
  the ability of the special committee of independent directors announced on March 12, 2019 ("Special Committee") to carry out its mandate of reviewing strategic options available to the Company;

  •
  our now heavy dependence on the success of Macrilen™ (macimorelin) and related out-licensing arrangements and the continued availability of funds and resources to successfully commercialize the product, including our heavy reliance on the success of the license and assignment agreement with Novo Nordisk A/S ("Novo");

  •
  our ability to enter into out-licensing, development, manufacturing, marketing and distribution agreements with other pharmaceutical companies and keep such agreements in effect;

  •
  our reliance on third parties for the manufacturing and commercialization of Macrilen™ (macimorelin);

  •
  potential disputes with third parties, leading to delays in or termination of the manufacturing, development, out-licensing or commercialization of our product candidates, or resulting in significant litigation or arbitration;

  •
  uncertainties related to the regulatory process;

  •
  our ability to efficiently commercialize or out-license Macrilen™ (macimorelin);

  •
  our reliance on the success of the pediatric clinical trial in the European Union ("E.U.") and U.S. for Macrilen™ (macimorelin);

  •
  the degree of market acceptance of Macrilen™ (macimorelin);

  •
  our ability to obtain necessary approvals from the relevant regulatory authorities to enable us to use the desired brand names for our product;

  •
  our ability to successfully negotiate pricing and reimbursement in key markets in the E.U. for Macrilen™ (macimorelin);

  •
  the effect on the Company's operations, cash flow and financial position because of the impact of the securities class-action litigation;

  •
  any evaluation of potential strategic alternatives to maximize potential future growth and shareholder value may not result in any such alternative being pursued, and even if pursued, may not result in the anticipated benefits;

  •
  our ability to take advantage of business opportunities in the pharmaceutical industry;

S-iii

  •
  our ability to protect our intellectual property; and

  •
  the potential of liability arising from shareholder lawsuits and general changes in economic conditions.

        More detailed information about these and other factors is included under "Risk Factors" in this prospectus supplement, the accompanying prospectus and in other documents incorporated herein by reference. Many of these factors are beyond our control. Future events may vary substantially from what we currently foresee. You should not place undue reliance on such forward-looking statements. We disavow and are under no obligation to update or alter such forward-looking statements whether as a result of new information, future results, events, developments or otherwise, unless required to do so by a governmental authority or applicable law. We advise you, however, to review any further disclosures we make on related subjects in our Form 20-F and reports on Form 6-K filed or furnished to the SEC.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary may not contain all of the information that you should consider before investing in our Common Shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including "Risk Factors" contained in this prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Our Business

        Overview.    We are a specialty biopharmaceutical company engaged in commercializing novel pharmaceutical therapies, principally through out-licensing arrangements. On December 20, 2017, the United States Food and Drug Administration (the "FDA") granted marketing approval for Macrilen™ (macimorelin) to be used in the diagnosis of patients with adult growth hormone deficiency ("AGHD"). On January 16, 2018, the Company, through AEZS Germany, entered into a license and assignment agreement with Strongbridge Ireland Limited ("Strongbridge") to carry out development, manufacturing, registration, regulatory and supply chain services for the commercialization of Macrilen™ (macimorelin) in the U.S. and Canada (the "License and Assignment Agreement"). Effective December 19, 2018, Strongbridge sold the U.S. and Canadian rights to Macrilen™ (macimorelin) under the License and Assignment Agreement to Novo.

        Our Strategy.    Our primary business strategy is to finalize the development, manufacturing, registration and commercialization of Macrilen™ (macimorelin) through the License and Assignment Agreement in the U.S. and Canada. We continue to explore various alternatives to monetize our rights to Macrilen™ (macimorelin) in other countries, including whether to find other license partners in these jurisdictions. Our vision is to become a growth-oriented specialty biopharmaceutical company.

Drug Development Overview.

        Our drug development efforts are currently principally focused on Macrilen™ (macimorelin). Macrilen™ (macimorelin) is a novel orally available peptidomimetic ghrelin receptor agonist that stimulates the secretion of growth hormone by binding to the ghrelin receptor (GHSR-1a) and that has potential uses in both endocrinology and oncology indications. Macrilen™ (macimorelin) was granted orphan-drug designation by the FDA for use in evaluating growth hormone deficiency ("GHD").

License and Assignment Agreement.

        On January 16, 2018, we entered into the License and Assignment Agreement which provides (i) for the "right to use" license relating to the Adult Indication, (ii) for the right to acquire a license for the Pediatric Indication if and when the FDA approves a pediatric indication, (iii) that the licensee is to fund 70% of the costs of a pediatric clinical trial submitted for approval to the European Medicines Agency ("EMA") under the Pediatric Investigation Plan ("PIP") to be run by the Company with customary oversight from a joint steering committee (the "JSC") and (iv) an interim supply arrangement. Strongbridge, effective December 19, 2018, sold the U.S. and Canadian rights to Macrilen™ (macimorelin) to Novo for a payment plus tiered royalties on net sales. Moreover, Novo will fund Strongbridge's Macrilen™ (macimorelin) field organization as a contract field force to promote the product in the U.S. for up to three years.

  (i)
  Adult Indication

        Under the terms of the License and Assignment Agreement, and for as long as Macrilen™ (macimorelin) is patent-protected, we will be entitled to a 15% royalty on annual net sales up to $75.0 million, and an 18% royalty on annual net sales above $75.0 million. Following the end of patent protection in the U.S. or Canada for Macrilen™ (macimorelin), we will be entitled to a 5% royalty on net sales in that country. In addition, we will receive one-time payments ranging from $4.0 million to $100.0 million upon the achievement of commercial milestones going from $25.0 million annual net sales up to $500.0 million annual net sales.

        In January 2018, we received a cash payment of $24.0 million from Strongbridge, and on July 23, 2018, Strongbridge launched product sales of Macrilen™ (macimorelin) in the U.S. In 2018, we received royalty fees of $184,000 and in the first half of 2019 received royalty fees of $21,000 under the License and Assignment Agreement.

  (ii)
  Pediatric Indication

        Upon approval by the FDA of a pediatric indication for Macrilen™ (macimorelin), we will receive a one-time milestone payment from Novo of $5.0 million.

  (iii)
  PIP study

        We have initiated an open label, single dose trial to investigate the pharmacokinetics, pharmacodynamics, safety and tolerability of macimorelin in pediatric patients from two to less than 18 years of age with suspected GHD. Under the terms of the License and Assignment Agreement, the licensee will pay 70% and we will pay the remaining 30% of the research and development costs associated with the PIP. We invoiced $358,000 in 2018 and $621,000 in the first half of 2019 as licensee's share of the costs incurred by us under the PIP.

  (iv)
  Interim supply arrangement

        We have agreed to supply ingredients for the manufacture of Macrilen™ (macimorelin) during an interim period at a price that is set "at cost," without any profit margin. We invoiced $2,108,000 in 2018 and $839,000 in the first half of 2019 under an interim supply agreement.

Rest of world commercialization of macimorelin

        On January 16, 2019, we announced that the EMA had granted marketing authorization for macimorelin for the diagnosis of AGHD. AGHD may occur in an adult patient who has a history of childhood onset GHD or may occur during adulthood as an acquired condition. Considering a population of 512 million for the E.U. and the United Kingdom ("UK"), research based on prevalence suggests that at least 35,000 adults could be afflicted with GHD. This milestone marks a key development in our European commercialization strategy, and we are in discussions with a variety of companies regarding licensing and/or distribution opportunities in the rest of the world.

Special Committee

        On March 12, 2019, we announced that our board of directors (the "Board of Directors") formed a Special Committee of independent directors to review strategic options available to the Company. The Special Committee has approved the engagement by the Company of a financial advisor that is working with management to assist the Special Committee and the Board of Directors in considering a wide range of transactions (including, but not limited to, opportunities for the license of Macrilen™ (macimorelin) outside of the U.S. and Canada), or other monetization transactions relating to Macrilen™ (macimorelin). As of the date hereof, the Special Committee continues to evaluate strategic options, but has not recommended that we enter into any particular transaction at this time.

Restructuring in Germany

        On June 7, 2019, we announced that the Company is reducing the size of its German workforce and operations to more closely reflect our ongoing commercial activities in Frankfurt, Germany. This restructuring will affect eight employees in Frankfurt, Germany, and is expected to result in US$773,000 of severance costs that is expected to be paid by January 31, 2020.

Recent Developments

        Effective August 20, 2019, Jonathan Pollack resigned as a director of the Aeterna Zentaris Inc. and Brian Garrison resigned as Senior Vice President, Global Commercial Operations of Aeterna Zentaris Inc., effective September 13, 2019. In addition, Klaus Paulini assumed the role of managing director of Aeterna Zentaris GmbH, as of July 26, 2019.

Securities Class-Action Lawsuit

        The Company and certain of its current and former officers are defendants in a class-action lawsuit pending the U.S. District Court for the District of New Jersey, brought on behalf of the shareholders of the Company. The lawsuit alleges violations of the Securities Exchange Act of 1934 in connection with allegedly false and misleading statements made by the defendants between August 30, 2011, and November 6, 2014 (the "Class Period"), regarding the safety and efficacy of Macrilen™ (macimorelin), and the prospects for the approval of our New Drug Application for the product by the FDA. The plaintiffs represent a class comprised of purchasers of our New Drug Application for the product by the FDA. The plaintiffs represent a class comprised of purchasers of our common shares during the Class Period and seek damages, costs and expenses and such other relief as determined by the Court. We consider the claims that heave been asserted in the lawsuit to be without merit, and we are vigorously defending against them. We cannot, however, predict at this time the outcome or potential losses, if any, with respect to this lawsuit.

Corporate Information

        We were incorporated on September 12, 1990, under the Canada Business Corporations Act (the "CBCA"), and continue to be governed by the CBCA. Our registered address is located at 5300 Commerce Court West, 199 Bay Street, Toronto, Ontario, Canada M5L 1B9 c/o Stikeman Elliott LLP. Our principal executive offices are located at 315 Sigma Drive, Summerville, South Carolina 29486; our telephone number is (843) 900-3223 and our website is www.zentaris.com. None of the documents or information found on our website shall be deemed to be included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, unless such document is specifically incorporated herein by reference.

        We currently have three wholly owned direct and indirect subsidiaries, Aeterna Zentaris GmbH, based in Frankfurt, Germany, Zentaris IVF GmbH, a direct wholly owned subsidiary of AEZS Germany, based in Frankfurt, Germany, and Aeterna Zentaris, Inc., an entity incorporated in the State of Delaware with an office based in Summerville, South Carolina in the U.S. Our Common Shares are currently listed for trading on the NASDAQ and on the TSX under the trading symbol "AEZS".

 THE OFFERING

Issuer	Aeterna Zentaris Inc.
Securities offered by us pursuant to this prospectus supplement:	3,325,000 Common Shares, no par value, and associated Common Share purchase rights.
Offering Price:	$1.50 per share
Common Shares outstanding before this offering:	16,632,410 Common Shares(1)
Common Shares outstanding after this offering	19,957,410 Common Shares, if all the Common Shares are purchased in the offering(1)
Use of proceeds:
We intend to use the net proceeds from the sale of our Common Shares under this prospectus supplement for general corporate purposes, which includes, among other purposes, the funding of a pediatric clinical trial in the E.U. and U.S. for Macrilen™ (macimorelin). Please see the section entitled "Use of Proceeds" on page S-26 of this prospectus supplement for a more detailed discussion.
Concurrent Private Placement
In a concurrent private placement, we are selling to purchasers of our Common Shares in this offering Warrants to purchase 3,325,000 Common Shares for each share purchased for cash in this offering. The Warrants will be exercisable six months from the date of issuance at an exercise price of $1.65 per share, and will expire five years from the date of issuance. The Warrants and the Common Shares issuable upon the exercise of the Warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. See "Private Placement of Warrants" beginning on page S-30 of this prospectus supplement.
Risk factors:
An investment in our Common Shares involve a high degree of risk. Please see the section entitled "Risk Factors" beginning on page S-5 of this prospectus supplement as well as the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors that you should consider carefully before making an investment decision.
NASDAQ Capital Market and TSX symbol:	AEZS

(1)
The number of Common Shares outstanding is based on 16,632,410 shares outstanding as of September 19, 2019, which excludes:

•
3,304,144 Common Shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $6.36 per share;

•
953,835 Common Shares issuable upon the exercise of outstanding options and deferred share units at a weighted average exercise price of $4.28 per share;

•
569,950 Common Shares reserved for future issuance under our 2018 Long-Term Incentive Plan dated March 27, 2018; and

•
246,286 Common Shares reserved for future issuance under our Second Amended and Restated Stock Option Plan adopted by our Board of Directors on March 29, 2016, and ratified by the shareholders on May 10, 2016.

RISK FACTORS

        Before making an investment decision, you should carefully consider the risks described in this prospectus supplement, together with all of the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks described in our most recent Annual Report on Form 20-F and subsequent reports on Form 6-K furnished to the SEC, including our audited consolidated financial statements and corresponding management's discussion and analysis. The risks mentioned below are presented as of the date of this prospectus supplement and we expect that these will be updated from time to time in our periodic and current reports filed with or furnished to the SEC, as applicable, which will be incorporated herein by reference. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our Common Shares.

        Our business, financial condition or results of operations could be materially adversely affected by any of these risks. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The trading price of our Common Shares could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus supplement are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of each such document. We disavow and are under no obligation to update or alter such forward-looking statements whether as a result of new information, future events or otherwise, other than as required by applicable securities legislation.

Risks Relating to This Offering

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

        We intend to use the net proceeds from the sale of Common Shares by us in this offering for general corporate purposes, which may include, among other purposes, the funding of a pediatric clinical trial in the E.U. and U.S. for Macrilen™ (macimorelin). Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering, as described below in the section entitled "Use of Proceeds," or in ways that do not necessarily improve our operating results or enhance the value of our Common Shares. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Our failure to use these funds effectively could have a material adverse effect on our business.

Investors in this offering will suffer immediate and substantial dilution in the net tangible book value per share of our Common Shares.

        Because the public offering price for the Common Shares offered pursuant to this prospectus supplement is substantially higher than the net tangible book value of each outstanding share of our Common Shares, purchasers of Common Shares in this offering will experience immediate and substantial dilution on the book value basis. Based on a public offering price of $1.50 per share and our pro forma net tangible book value as of June 30, 2019, of $(0.68) per share, if you purchase Common Shares in this offering you will suffer immediate and substantial dilution of approximately $0.30 per share. In addition, we are issuing warrants to purchase 3,325,000 Common Shares in a concurrent private placement. If the holders of outstanding options, warrants or other securities convertible into our Common Shares exercise those options, warrants, or other such securities at prices below the public offering price, you will incur further dilution. Please see the section entitled "Dilution" for a more detailed discussion of the dilution you will incur in this offering.

We may require additional funding through further issuances of our Common Shares or other securities, which may negatively affect the market price of our Common Shares.

        To operate our business, we may need to raise additional capital through sales of our Common Shares, securities exercisable for or convertible into our Common Shares or debt securities pursuant to which interest and/or principal payments may be satisfied through the issuance of our Common Shares. Future sales of such securities or our Common Shares could adversely affect the prevailing market price of our Common Shares and our ability to raise capital in the future, and may cause you to incur additional dilution.

There is uncertainty regarding the application of the federal and state securities laws to our offering of Common Shares and Warrants, and there is a corresponding risk that we could be required to refund the purchase price of the securities offered to purchasers who so elect.

        We are conducting an offering under a registration statement filed with the SEC and a concurrent private placement intended to comply with the requirements of Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder. See "Private Placement of Warrants." Our Common Shares and Warrants are being offered and sold in combination. The Common Shares are intended to be offered and sold in a transaction registered under the Securities Act, while the Warrants and Common Shares issuable thereunder are intended to be offered and sold in a private placement exempt from the registration requirements of the Securities Act.

        While we are aware of other transactions using a concurrent public/private offering approach, the SEC has not addressed whether concurrent public and private offerings and sales to the same prospective investors could adversely impact the public offering or preclude the private offering from satisfying the requirements of Rule 506(b). If the securities offered in our concurrent private placement do not satisfy the conditions of Rule 506(b), the offering could be a violation of Section 5 of the Securities Act and each purchaser could have the right to rescind its purchase of the securities, meaning that we could be required to refund the purchase price of the securities to each purchaser electing rescission. If that were to occur, we could face severe financial demands and reputational harm that could adversely affect our business and operations. In addition, if we did not in fact qualify for the exemption upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC. It is also possible that additional remedies may be available to purchasers under applicable state law.

We do not intend to pay dividends on our Common Shares so any returns will depend on appreciation in the price of our Common Shares.

        We have never declared or paid any cash dividends on our Common Shares. We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will, therefore, be limited to the appreciation of their respective shares. There is no guarantee that our Common Shares will appreciate in value or in maintain the price at which you purchased them.

Risks Relating to Us and Our Business

We may not be able to continue as a going concern if we do not obtain cash from AEZS Germany to fund our North American operations, and we do not obtain additional financing.

        We have incurred, and expect to continue to incur, substantial expenses in our efforts to develop Macrilen™ (macimorelin). Consequently, we have incurred operating losses and negative cash flow from operations historically and in each of the last several years except for the year ended December 31, 2018, when we earned revenue from the sale of a license for the adult indication of Macrilen™ (macimorelin) in the U.S. and Canada.

        The ability to realize our assets and meet our obligations as they come due is dependent on earning sufficient revenues under the License and Assignment Agreement, monetizing commercial opportunities Macrilen™ (macimorelin) in the rest of the world, realizing other monetizing transactions and raising additional sources of funding, the outcome of which cannot be predicted at this time.

        Furthermore, nearly all of our cash is currently held in AEZS Germany, our wholly owned German subsidiary. AEZS Germany is also the counter-party for any and all cash received from revenue earned under the License and Assignment Agreement. At the present time, our North American operations are financed through the repayment of intercompany liabilities by AEZS Germany to the Company and our U.S. subsidiary. However, if and when current and medium term liabilities of AEZS Germany exceed the values ascribed to

AEZS Germany's assets, it may no longer be possible under applicable German solvency laws for such transfers to take place. Although we currently expect AEZS Germany to continue to transfer cash to our North American operations to finance operations in the Company and our U.S. subsidiary, in an amount sufficient for us (absent other funding sources) to finance most of its North American obligations through at least the remainder of 2019, there is significant risk that AEZS Germany's ability to make these transfers will become restricted.

        We have some discretion to manage research and development costs, administrative expenses and capital expenditures in order to maintain our cash liquidity; however, we will need to obtain equity or debt financing in 2019, which may exceed the expected net proceeds from this offering of Common Shares, in order to fund our ongoing operations. The outcome of these efforts is uncertain. Depending on the amounts raised and due to the constraints on AEZS Germany, we may need to raise more capital into 2020 to ensure that our operating plan can reasonably address AEZS Germany's liabilities into 2021. Management has assessed our ability to continue as a going concern and concluded that additional capital will be required. There can be no assurance that we will be able to obtain equity or debt financing, or on terms acceptable to us. Factors within and outside our control could have significant bearing on our ability to obtain additional financing. As a result, management has determined that there are material uncertainties that may cast significant doubt upon our ability to continue as a going concern.

        In the event we are not able to transfer cash from AEZS Germany to fund our North American operations and/or secure additional funding, we may be forced to curtail operations, cease operations altogether or file for bankruptcy.

Investments in biopharmaceutical companies are generally considered to be speculative.

        The prospects for companies operating in the biopharmaceutical industry are uncertain, given the very nature of the industry, and, accordingly, investments in biopharmaceutical companies should be considered to be speculative assets.

If we are unable to successfully commercialize or out-license Macrilen™ (macimorelin), or if we experience significant delays in doing so, our business would be materially harmed, and the future and viability of the Company could be imperiled.

        Our principal focus is on the licensing and development of Macrilen™ (macimorelin), and we currently do not have any other product. We are a party to the License and Assignment Agreement to carry out development, manufacturing, registration and commercialization of Macrilen™ (macimorelin) in the U.S. and Canada. Moreover, we continue to explore licensing opportunities worldwide.

        The commercial success of Macrilen™ (macimorelin) depends on several factors, including, but not limited to, the following:

  •
  receipt of approvals from foreign regulatory authorities;

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  successfully negotiating pricing and reimbursement in key markets in the E.U. for Macrilen™ (macimorelin);

  •
  successfully contracting with qualified third-party suppliers to manufacture Macrilen™ (macimorelin);

  •
  developing appropriate distribution and marketing infrastructure and arrangements for our product;

  •
  launching and growing commercial sales of the product;

  •
  out-licensing Macrilen™ (macimorelin) to third parties; and

  •
  acceptance of the product in the medical community, among patients and with third-party payers.

        If we are unable to successfully achieve any of these factors, our business, financial condition and results of operations may be materially, adversely affected.

Our revenues and expenses may fluctuate significantly, and any failure to meet financial expectations may disappoint securities analysts or investors and result in a decline in the price or the value of our Common Shares or other securities.

        We have a history of operating losses. Our revenues and expenses have fluctuated in the past and may continue to do so in the future. These fluctuations could cause our share price of Common Shares or the value of our other securities to decline. Some of the factors that could cause our revenues and expenses to fluctuate include, but are not limited to, the following:

  •
  the timing and willingness of any current or future collaborators to invest the resources necessary to commercialize Macrilen™ (macimorelin);

  •
  not obtaining necessary regulatory approvals from the FDA, EMA and other agencies that may delay or prevent us from obtaining approval of a pediatric indication for Macrilen™ (macimorelin), which may affect the share price of our Common Shares;

  •
  the timing of regulatory submissions and approvals;

  •
  the nature and timing of licensing fee revenues;

  •
  the outcome of litigation, including the securities class-action litigation pending against us that is described elsewhere in this prospectus supplement and the accompanying prospectus;

  •
  foreign currency fluctuations;

  •
  the timing of the achievement and the receipt of milestone payments from current or future licensing partners; and

  •
  failure to enter into new or the expiration or termination of current agreements with suppliers who manufacture Macrilen™ (macimorelin).

        Due to fluctuations in our revenues and expenses, we believe that period-to-period comparisons of our results of operations are not necessarily indicative of our future performance. It is possible that in some future periods, our revenues and expenses will be above or below the expectations of securities analysts or investors. In this case, the share price of our Common Shares and the value of our other securities could fluctuate significantly or decline.

If we are unable to successfully complete the pediatric clinical trial program for Macrilen™ (macimorelin), or if such clinical trial takes longer to complete than we project, our ability to execute any related business strategy will be adversely affected.

        If we experience delays in identifying and contracting with sites and/or in-patient enrollment in our pediatric clinical trial program for Macrilen™ (macimorelin), we may incur additional costs and delays in our development programs, and may not be able to complete our clinical trials on a cost-effective or timely basis. In addition, conducting multi-national studies adds another level of complexity and risk as we are subject to events affecting countries other than the U.S. and Canada. Moreover, negative or inconclusive results from the clinical trials we conduct or adverse medical events could cause us to have to repeat or terminate the clinical trials. Furthermore, children have different metabolic issues than adults. Accordingly, we may not be able to complete the pediatric clinical trial within an acceptable time-frame, if at all. If we or our contract research organization (a "CRO") have difficulty enrolling a sufficient number of patients to conduct our clinical trials as planned, we may need to delay or terminate ongoing clinical trials.

        Clinical trials are subject to continuing oversight by governmental regulatory authorities and institutional review boards and, must, among other requirements:

  •
  meet the requirements of these authorities from multiple countries and jurisdictions and their related statutes, regulations and guidances;

  •
  meet the requirements for informed consent;

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  meet the requirements for institutional review boards; and

  •
  meet the requirements for good clinical practices.

We are currently dependent on certain strategic relationships with third parties for the development, manufacturing and licensing of Macrilen™ (macimorelin) and we may enter into future collaborations for the development, manufacturing and licensing of Macrilen™ (macimorelin).

        We are currently dependent on certain strategic relationships with third parties for the development, manufacturing and licensing of Macrilen™ (macimorelin), and may enter into future collaborations for the development, manufacturing and licensing of Macrilen™ (macimorelin). Our arrangements with these third parties may not provide us with the benefits we expect and may expose us to a number of risks.

        Currently, we are dependent on Novo to commercialize Macrilen™ (macimorelin) in the U.S and Canada. Most of our potential revenue consists of contingent payments, including regulatory milestones and royalties on the sale of Macrilen™ (macimorelin). The milestone and royalty revenue that we may receive under this collaboration will depend upon Novo's ability to successfully introduce, market and sell Macrilen™ (macimorelin) in the U.S. If Novo does not devote sufficient time and resources to its collaboration arrangement with us, we may not realize the potential commercial benefits of the arrangement, and our results of operations may be materially adversely affected.

        Our reliance on relationships with Novo and other potential third parties poses a number of risks. We may not realize the contemplated benefits of such agreements nor can we be certain that any of these parties will fulfill their obligations in a manner which maximizes our revenue. These arrangements may also require us to transfer certain material rights to third parties. These agreements create certain additional risks. The occurrence of any of the following or other events may delay or impair commercialization of Macrilen™ (macimorelin):

  •
  in certain circumstances, third parties may assign their rights and obligations under these agreements to other third parties without our consent or approval;

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  the third parties may cease to conduct business for financial or other reasons;

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  we may not be able to renew such agreements;

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  the third parties may not properly maintain or defend certain intellectual property rights that may be important to the commercialization of Macrilen™ (macimorelin);

  •
  the third parties may encounter conflicts of interest, changes in business strategy or other issues which could adversely affect their willingness or ability to fulfill their obligations to us (for example, pharmaceutical companies historically have re-evaluated their priorities following mergers and consolidations, which have been common in this industry);

  •
  delays in, or failures to achieve, scale-up to commercial quantities, or changes to current raw material suppliers or product manufacturers (whether the change is attributable to us or the supplier or manufacturer) could delay clinical studies, regulatory submissions and commercialization of Macrilen™ (macimorelin); and

  •
  disputes may arise between us and the third parties that could result in the delay or termination of the manufacturing or commercialization of Macrilen™ (macimorelin), resulting in litigation or arbitration that could be time-consuming and expensive, or causing the third parties to act in their own self-interest and not in our interest or those of our shareholders.

        In addition, the third parties can terminate our agreements with them for a number of reasons based on the terms of the individual agreements that we have entered into with them. If one or more of these agreements were to be terminated, we would be required to devote additional resources to manufacturing and commercializing Macrilen™ (macimorelin), which would likely cause a drop in share price of our Common Shares.

We may be unsuccessful in consummating further out-licensing arrangements for Macrilen™ (macimorelin) on favorable terms and conditions, or we may be significantly delayed in doing so.

        As part of our product development and commercialization strategy, we are evaluating out-licensing opportunities for Macrilen™ (macimorelin) in addition to the License and Assignment Agreement. If we elect to collaborate with third parties in respect of Macrilen™ (macimorelin), we may not be able to negotiate a collaborative arrangement for Macrilen™ (macimorelin) on favorable terms and conditions, if at all. Should any partner fail to successfully commercialize Macrilen™ (macimorelin), our business, financial condition and results of operations may be adversely affected.

We may require significant additional financing, and we may not have access to sufficient capital.

        We may require significant additional capital to fund our commercial operations, and may require additional capital to pursue planned clinical trials and regulatory approvals. Although we have capital from the License and Assignment Agreement, we do not anticipate generating significant revenues from operations in the near future other than from the License and Assignment Agreement. Moreover, we currently have no committed sources of capital. Please see the Risk Factor entitled "We may not be able to continue as a going concern if we do not obtain cash from AEZS Germany to fund our North American operations and we do not obtain additional financing."

        We may attempt to raise additional funds through public or private financings, collaborations with other pharmaceutical companies or from other sources, including, without limitation, through at-the-market offerings and issuances of securities. Additional funding may not be available on terms that are acceptable to us. If adequate funding is not available to us on reasonable terms, we may need to delay, reduce or eliminate one or more of our product development programs or obtain funds on terms less favorable than we would otherwise accept. To the extent that additional capital is raised through the sale of equity securities or securities convertible into or exchangeable or exercisable for equity securities, the issuance of those securities would result in dilution to our shareholders. Moreover, the incurrence of debt financing or the issuance of dividend-paying preferred shares, could result in a substantial portion of our future operating cash flow, if any, being dedicated to the payment of principal and interest on such indebtedness or the payment of dividends on such preferred shares and could impose restrictions on our operations and on our ability to make certain expenditures and/or to incur additional indebtedness, which could render us more vulnerable to competitive pressures and economic downturns.

        Our future capital requirements are substantial and may increase beyond our current expectations depending on many factors, including, but not limited to, the following:

  •
  the duration of changes to and results of our clinical trials for any future products going forward;

  •
  unexpected delays or developments in seeking regulatory approvals;

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  the time and cost involved in preparing, filing, prosecuting, maintaining and enforcing patent claims;

  •
  unexpected developments encountered in implementing our business development and commercialization strategies;

  •
  the potential addition of commercialized products to our portfolio;

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  the outcome of current and future litigation, including the securities class-action litigation pending against us that is described elsewhere in this prospectus supplement and the accompanying prospectus; and

  •
  further arrangements, if any, with collaborators.

        In addition, global economic and market conditions, as well as future developments in the credit and capital markets, may make it even more difficult for us to raise additional financing in the future.

We are and will be subject to stringent ongoing government regulation for our products and our product candidates, even if we obtain regulatory approvals for the latter.

        The manufacturing, marketing and sale of Macrilen™ (macimorelin) are and will be subject to strict and ongoing regulation, even with marketing approval by the FDA and EMA for Macrilen™ (macimorelin). Compliance with such regulation will be expensive and consume substantial financial and management resources. For example, the EMA approval for macimorelin was conditioned on our agreement to conduct post-marketing follow-up studies to monitor the safety or efficacy of the product. In addition, as clinical experience with a drug expands after approval because the drug is used by a greater number and more diverse group of patients than during clinical trials, side effects or other problems may be observed after approval that were not observed or anticipated during pre-approval clinical trials. In such a case, a regulatory authority could restrict the indications for which the product may be sold or revoke the product's regulatory approval.

        We and our contract manufacturers will be required to comply with applicable Current Good Manufacturing Practice regulations for the manufacture of our current or future products and other regulations. These regulations include requirements relating to quality assurance, as well as the corresponding maintenance of rigorous records and documentation. Manufacturing facilities must be approved before we can use them in the commercial manufacturing of a product and are subject to subsequent periodic inspection by regulatory authorities. In addition, material changes in the methods of manufacturing or changes in the suppliers of raw materials are subject to further regulatory review and approval.

        If we, or if any future marketing collaborators or contract manufacturers, fail to comply with applicable regulatory requirements, we may be subject to sanctions including fines, product recalls or seizures and related publicity requirements, injunctions, total or partial suspension of production, civil penalties, suspension or withdrawals of previously granted regulatory approvals, warning or untitled letters, refusal to approve pending applications for marketing approval of new products or of supplements to approved applications, complete withdrawal of a marketing application, exclusion from government healthcare programs, import or export bans or restrictions, and/or criminal prosecution and penalties. Any of these penalties could delay or prevent the promotion, marketing or sale of a product.

Even with marketing approval for Macrilen™ (macimorelin), such product approval could be subject to restrictions or withdrawals. Regulatory requirements are subject to change.

        On December 20, 2017, the FDA granted marketing approval in the U.S. for Macrilen™ (macimorelin) to be used in the diagnosis of patients with AGHD, and on January 16, 2019, the EMA granted marketing approval in Europe for macimorelin for the diagnosis of AGHD. Regulatory authorities generally approve products for specified indications. If an approval is for a limited indication, this limitation reduces the size of the potential market for that product. Product approvals, once granted, are subject to continual review and periodic inspections by regulatory authorities. Our operations and practices are subject to regulation and scrutiny by the U.S. government, as well as governments of any other countries in which we do business or conduct activities. Later discovery of previously unknown problems or safety issues and/or failure to comply with domestic or foreign laws, knowingly or unknowingly, can result in various adverse consequences, including, among other things, a possible delay in the approval or refusal to approve a product, warning or untitled letters, fines, injunctions, civil penalties, recalls or seizures of products and related publicity requirements, total or partial suspension of production, import or export bans or restrictions, refusal of the government to renew marketing applications, complete withdrawal of a marketing application, criminal prosecution and penalties, suspension or withdrawals of previously granted regulatory approvals, withdrawal of an approved product from the market and/or exclusion from government healthcare programs. Such regulatory enforcement could have a direct and negative impact on the product for which approval is granted, but also could have a negative impact on the approval of any pending applications for marketing approval of new drugs or supplements to approved applications.

        Because we operate in a highly regulated industry, regulatory authorities could take enforcement action against us in connection with our licensees' or collaborators' businesses or marketing activities for various reasons.

        From time to time, new legislation is passed into law that could significantly change the statutory provisions governing the approval, manufacturing and marketing of products regulated by the FDA, EMA and other health authorities. In addition, regulations and guidance are often revised or reinterpreted by health agencies in ways that may significantly affect our business. It is impossible to predict whether further legislative changes will be enacted, or whether regulations, guidance, or interpretations will change, and what the impact of such changes, if any, may be.

Healthcare reform measures could hinder or prevent the commercial success of a product and adversely affect our business.

        The business prospects and financial condition of pharmaceutical and biotechnology companies are affected by the efforts of governmental and third-party payers to contain or reduce the costs of healthcare. The U.S. government and other governments have shown significant interest in pursuing healthcare reform and reducing healthcare costs. Any government-adopted reform measures could cause significant pressure on the pricing of healthcare products and services, including Macrilen™ (macimorelin), both in the U.S. and internationally, as well as the amount of reimbursement available from governmental agencies and other third-party payers. If reimbursement for Macrilen™ (macimorelin) is substantially less than we expect, our revenue prospects could be materially and adversely impacted.

        In the U.S. and in other jurisdictions there have been, and we expect that there will continue to be, a number of legislative and regulatory proposals aimed at changing the healthcare system, such as proposals relating to the pricing of healthcare products and services in the U.S. or internationally, the reimportation of drugs into the U.S. from other countries (where they are then sold at a lower price), and the amount of reimbursement available from governmental agencies or other third-party payers. Furthermore, the pricing of pharmaceutical products, in general, and specialty drugs, in particular, has been a topic of concern in the U.S. Congress, where hearings on the topic have been held, and has been a topic of speeches given by political figures, including President Donald Trump. Moreover, in the U.S., individual states have passed legislation and proposed bills that are aimed at drug pricing transparency, which will likely impact drug pricing. There can be no assurance as to how this scrutiny on pricing of pharmaceutical products will impact future pricing of Macrilen™ (macimorelin).

        The Patient Protection and Affordable Care Act and the Healthcare and Education Affordability Reconciliation Act of 2010 (collectively, the "ACA") has had far-reaching consequences for most healthcare companies, including specialty biopharmaceutical companies like us. The future of the ACA is, however, uncertain. Since January 2017, the U.S. Congress has proposed various bills to revise the ACA. Furthermore, President Donald Trump has suggested similar action and enacted Executive Orders to curtail the ACA and its impact on healthcare in the U.S. We cannot predict the ultimate content, timing or effect of any healthcare reform legislation, or potential legislation, regulation and orders, or their impact on us.

        In addition, the Food and Drug Administration Amendments Act of 2007 gives the FDA enhanced post-market authority, including the authority to require post-marketing studies and clinical trials, labeling changes based on new safety information, and compliance with risk evaluations and mitigation strategies approved by the FDA. The FDA's exercise of this authority may result in delays or increased costs during the period of product development, clinical trials and regulatory review and approval, which may also increase costs related to complying with new post-approval regulatory requirements, and increase potential FDA restrictions on the sale or distribution of approved products.

If we or our licensees market products or interact with health care practitioners in a manner that violates healthcare fraud or abuse laws, we or our licensees may be subject to civil or criminal penalties, including exclusion from participation in government healthcare programs.

        As a pharmaceutical company, even though we do not provide healthcare services or receive payments directly from or bill directly to Medicare, Medicaid or other national or third-party payers for our current product, U.S. federal and state healthcare laws and regulations, as well as certain E.U. regulatory and government agencies, pertaining to fraud or abuse are and will be applicable to our business. We and our licensees are subject to healthcare fraud and abuse regulation by E.U. regulatory and government agencies in the countries where we may seek marketing access, and the U.S. federal government and the states in which we conduct our business.

        The laws that may affect our or that of our licensee's ability to operate include the federal healthcare program anti-kickback statute, which prohibits, among other things, knowingly and willfully offering, paying, soliciting, or receiving remuneration to induce, or in return for, the purchase, lease or order, or arrangement for the purchase, lease or order of any healthcare item or service reimbursable under Medicare, Medicaid or other federally financed healthcare programs. This statute applies to arrangements between pharmaceutical manufacturers and prescribers, purchasers and formulary managers. Although there are a number of statutory exceptions and regulatory safe harbors protecting certain common activities, the exceptions and safe harbors are drawn narrowly, and practices that involve remuneration intended to induce prescribing, purchases or recommendations may be subject to scrutiny if they do not qualify for an exception or safe harbor.

        Federal false claims laws prohibit any person from knowingly presenting, or causing to be presented, a false claim for payment to the federal government, or knowingly making, or causing to be made, a false statement to get a false claim paid. Pharmaceutical companies have been prosecuted under these laws for a variety of alleged promotional and marketing activities, such as providing free product to customers with the expectation that the customers would bill federal programs for the product, reporting to pricing services inflated average wholesale prices that were then used by federal programs to set reimbursement rates, engaging in off-label promotion that caused claims to be submitted to Medicaid for non-covered off-label uses and submitting inflated best price information to the Medicaid Drug Rebate Program.

        The Health Insurance Portability and Accountability Act of 1996 also created prohibitions against healthcare fraud and false statements relating to healthcare matters. The healthcare fraud statute prohibits knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private payers. The false statements statute immediately noted above prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services.

        In addition, there has been a recent trend of increased federal and state regulation of payments made to physicians. The ACA, through the Physician Payment Sunshine Act of 2010, imposed new requirements on manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children's Health Insurance Program (with certain exceptions) to report annually to the Centers for Medicare and Medicaid Services ("CMS") information related to payments or other "transfers of value" made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, and applicable manufacturers and group purchasing organizations to report annually to CMS ownership and investment interests held by physicians (as defined above) and their immediate family members and payments or other "transfers of value" to such physician owners and their immediate family members. Manufacturers are required to report such data to the government by the 90th calendar day of each year.

        The majority of states also have statutes or regulations similar to these federal laws, which apply to items and services reimbursed under Medicaid and other state programs, or, in several states, apply regardless of the payer. In addition, some states have laws that require pharmaceutical companies to adopt comprehensive compliance programs. For example, under California law, pharmaceutical companies must comply with both the April 2003 Office of Inspector General Compliance Program Guidance for Pharmaceutical Manufacturers and the PhRMA Code on Interactions with Healthcare Professionals, as amended. Moreover, certain states mandate the tracking and reporting of gifts, compensation and other remuneration paid by us to physicians and other healthcare providers.

        Although compliance programs can mitigate the risk of investigation and prosecution for violations of these laws, the risks cannot be entirely eliminated. Any action against us or our licensees for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses, cause reputational harm and divert our management's attention from the operation of our business. Moreover, achieving and sustaining compliance with E.U. government and regulatory agencies and applicable U.S. federal and state laws may prove costly.

        Because of the breadth of these laws and the narrowness of the safe harbors, it is possible that some of our business activities could be subject to challenge under one or more of such laws. The ACA also made several important changes to the federal anti-kickback statute, false claims laws and healthcare fraud statute by weakening the intent requirement under the anti-kickback and healthcare fraud statutes that may make it easier for the government or whistleblowers to charge such fraud and abuse violations. A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. In addition, the ACA provides that the government may assert that a claim including items or services resulting from a violation of the federal anti-kickback statute constitutes a false or fraudulent claim for purposes of the false claims statutes. In addition, the ACA increases penalties for fraud and abuse violations. If our past, present or future operations are found to be in violation of any of the laws described above or other similar governmental regulations to which we are subject, we may be subject to significant civil, criminal and administrative penalties, damages, fines, imprisonment, exclusion from government funded healthcare programs, such as Medicare and Medicaid, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and negatively impact our financial results.

If Macrilen™ (macimorelin) does not gain market acceptance, we may be unable to generate significant revenues.

        Market acceptance of Macrilen™ (macimorelin) depends on a number of factors, including, but not limited to, the following:

  •
  demonstration of clinical efficacy and safety;

  •
  the prevalence and severity of any adverse side effects;

  •
  limitations or warnings contained in the product's approved labeling;

  •
  availability of alternative treatments or tests for the indications we target;

  •
  the advantages and disadvantages of Macrilen™ (macimorelin) relative to current or alternative treatments and tests;

  •
  the availability of acceptable pricing and adequate third-party reimbursement; and

  •
  the effectiveness of marketing and distribution methods for Macrilen™ (macimorelin).

        If Macrilen™ (macimorelin) does not gain market acceptance among physicians, patients, healthcare payers and others in the medical community, who may not accept or utilize Macrilen™ (macimorelin), our ability to generate significant revenues from Macrilen™ (macimorelin) would be limited, and our financial condition could be materially, adversely affected. In addition, if we fail to further penetrate our core markets and existing geographic markets or to successfully expand our business into new markets, the growth in sales of Macrilen™ (macimorelin), along with our operating results, could be negatively impacted.

        Our ability to further penetrate our core markets and existing geographic markets in which we compete or to successfully expand our business into additional countries in Europe, Asia or elsewhere is subject to numerous factors, many of which are beyond our control. Macrilen™ (macimorelin), if successfully commercialized, may compete with a number of drugs, therapies, products and tests currently manufactured and marketed by major pharmaceutical and other biotechnology companies. Macrilen™ (macimorelin) may also compete with new products currently under development by others or with products which may be less expensive than Macrilen™ (macimorelin). There can be no assurance that our efforts to increase market penetration in our core markets and existing geographic markets will be successful. Our failure to do so could have an adverse effect on our operating results and would likely cause a drop in the share price of our Common Shares.

We may expend our limited resources to pursue a particular product or indication and fail to capitalize on other products or indications for which there may be a greater likelihood of success.

        Because we have limited financial and managerial resources, we are currently focusing our efforts on Macrilen™ (macimorelin), and we are doing so for specific indications. As a result, we may forego or delay pursuit of opportunities for other potential indications for Macrilen™ (macimorelin), which there may be a greater likelihood of success or may prove to have greater commercial potential. Research programs to identify new product candidates or pursue alternative indications for Macrilen™ (macimorelin) require substantial technical, financial and human resources. These activities may initially show promise in identifying potential product candidates or indications, yet fail to yield product candidates or indications for further clinical development.

We may not achieve our projected development goals in the time-frames we announce and expect.

        We may set goals and make public statements regarding the timing of the accomplishment of objectives material to our success, such as the commencement, enrollment and anticipated completion of clinical trials, anticipated regulatory submission and approval dates and time of product launch. The actual timing of these events can vary dramatically due to factors such as delays or failures in any clinical trials, the uncertainties inherent in the regulatory approval process and delays in achieving manufacturing or marketing arrangements sufficient to commercialize Macrilen™ (macimorelin). There can be no assurance that we will make regulatory submissions or receive regulatory approvals as planned or that we will be able to adhere to our schedule for launching of Macrilen™ (macimorelin) outside of the U.S. If we fail to achieve one or more of these milestones as planned, the share price of our Common Shares would likely decline.

If we fail to obtain acceptable prices or adequate reimbursement for Macrilen™ (macimorelin), our ability to generate revenues will be diminished.

        Our ability or that of our licensee(s) to successfully commercialize Macrilen™ (macimorelin) will depend significantly on our or their ability to obtain acceptable prices and the availability of reimbursement to the patient from third-party payers, such as governmental and private insurance plans. These third-party payers frequently require companies to provide predetermined discounts from list prices, and they are increasingly challenging the prices charged for pharmaceuticals and other medical products. Macrilen™ (macimorelin) may not be considered cost-effective, and reimbursement to the patient may not be available or sufficient to allow us or our licensee(s) to sell our products on a competitive basis. It may not be possible to negotiate favorable reimbursement rates for Macrilen™ (macimorelin). Adverse pricing and reimbursement conditions would also likely diminish our ability to induce third parties to in-license Macrilen™ (macimorelin).

        In addition, the continuing efforts of third-party payers to contain or reduce the costs of healthcare through various means may limit our commercial opportunity and reduce any associated revenue and profits. We expect that proposals to implement similar government controls will continue. The pricing of pharmaceutical products, in general, and specialty drugs, in particular, has been a topic of concern in the U.S. Congress, where hearings on the topic have been held, and has been a topic of speeches given by political figures, including President Donald Trump. Specifically, there have been several recent U.S. Congressional inquiries and proposed bills designed to, among other things, bring more transparency to drug pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs. Furthermore, there is drug pricing reform taking place at the state level in the U.S., in the form of laws and bills, that will impact how pharmaceutical companies can market and sell drug products and at what price. Moreover, third-party payers are increasingly challenging the price, examining the medical necessity and reviewing the cost-effectiveness of medical drug products and medical services, in addition to questioning their safety and efficacy. There can be no assurance as to how this scrutiny on pricing of pharmaceutical products will impact future pricing of a product or orphan drugs or pharmaceutical products generally. Also, increasing emphasis on managed care will continue to put pressure on the pricing of pharmaceutical and biopharmaceutical products. Cost control initiatives could decrease the price that we or any current or potential collaborators could receive a product and could adversely affect our profitability. In addition, in the U.S., Canada and many other countries, pricing and/or profitability of some or all prescription pharmaceuticals and biopharmaceuticals are subject to government control.

        If we or our licensee(s) fail to obtain acceptable prices or an adequate level of reimbursement for Macrilen™ (macimorelin), the sales of Macrilen™ (macimorelin) would be adversely affected or there may be no commercially viable market for Macrilen™ (macimorelin).

Competition in our targeted markets is intense, and development by other companies could render Macrilen™ (macimorelin) non-competitive.

        The biopharmaceutical field is highly competitive. New products developed by other companies in the industry could render Macrilen™ (macimorelin) uncompetitive or significantly less competitive. Competitors are developing and testing products and technologies that would compete with Macrilen™ (macimorelin). Some of these products may be more effective or have an entirely different approach or means of accomplishing the desired effect than Macrilen™ (macimorelin). We expect competition from pharmaceutical and biopharmaceutical companies and academic research institutions to continue to increase over time. Many of our competitors and potential competitors have substantially greater product development capabilities and financial, scientific, marketing and human resources than we do.

We may not obtain adequate protection for Macrilen™ (macimorelin) through our intellectual property.

        We rely heavily on our proprietary information in developing and manufacturing Macrilen™ (macimorelin). Our success depends, in large part, on our ability to protect our competitive position through patents, trade secrets, trademarks and other intellectual property rights. We have filed and are pursuing applications for patents and trademarks in many countries. Pending patent applications may not result in the issuance of patents, and we may not be able to obtain additional issued patents relating to Macrilen™ (macimorelin).

        The laws of some countries do not protect intellectual property rights to the same extent as the laws of the U.S. and Canada. Many companies have encountered significant problems in protecting and defending such rights in foreign jurisdictions. Many countries, including certain countries in Europe, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of the patent. Moreover, the legal systems of certain countries, particularly certain developing countries, do not favor the aggressive enforcement of patent and other intellectual property protection, which makes it difficult to stop and prevent infringement.

        Our patents may be challenged, narrowed, invalidated, held to be unenforceable or circumvented, which could limit our ability to stop competitors from marketing similar products or limit the length of term of patent protection we may have for Macrilen™ (macimorelin). Changes in either patent laws or in interpretations of patent laws in the U.S. and other countries may diminish the value of our intellectual property or narrow the scope of our patent protection for Macrilen™ (macimorelin). The patents issued or to be issued to us for Macrilen™ (macimorelin) may not provide us with any competitive advantage or protect us against competitors with similar technology. In addition, it is possible that third parties with products that are very similar to ours will circumvent our patents by means of alternate designs or processes. We may have to rely on method-of-use, methods of manufacture and/or new-formulation protection for our compounds in development, and any resulting products, which may not confer the same protection as claims to compounds per se.

        In addition, our patents may be challenged by third parties in patent litigation, which is becoming widespread in the biopharmaceutical industry. There may be prior art of which we are not aware that may affect the validity or enforceability of a patent claim. There may also be prior art of which we are aware, but which we do not believe affects the validity or enforceability of a claim, which may, nonetheless, ultimately be found to affect the validity or enforceability of a claim. No assurance can be given that our patents would, if challenged, be held by a court to be valid or enforceable or that a competitor's technology or product would be found by a court to infringe our patents. Our granted patents could also be challenged and revoked in U.S. post-grant proceedings as well as in opposition or nullity proceedings in certain countries outside the U.S. In addition, we may be required to disclaim part of the term of certain patents. The costs of these proceedings could be substantial, and it is possible that our efforts could be unsuccessful, resulting in a loss of our U.S. patent position.

        We also rely on trade secrets and proprietary know-how to protect our intellectual property. If we are unable to protect the confidentiality of our proprietary information and know-how, the value of our technology and products could be adversely affected. We seek to protect our unpatented proprietary information in part by requiring our employees, consultants, outside scientific collaborators and sponsored researchers and other advisors to enter into confidentiality agreements. These agreements provide that all confidential information developed or made known to the individual during the course of the individual's relationship with us is to be kept confidential and not disclosed to third parties except in specific circumstances. In the case of our employees, the agreements provide that all of the technology that is conceived by the individual during the course of employment is our exclusive property. These agreements may not provide meaningful protection or adequate remedies in the event of unauthorized use or disclosure of our proprietary information. In addition, it is possible that third parties could independently develop proprietary information and techniques substantially similar to ours or otherwise gain access to our trade secrets. If we are unable to protect the confidentiality of our proprietary information and know-how, competitors may be able to use this information to develop products that compete with our products and technologies, which could adversely impact our business.

        We currently have the right to use certain patents and technologies under license agreements with third parties. Our failure to comply with the requirements of one or more of our license agreements could result in the termination of such agreements, which could cause us to terminate the related development program and cause a complete loss of our investment in that program or given market. Inventions claimed in certain in-licensed patents may have been made with funding from the U.S. government and may be subject to the rights of the U.S. government and we may be subject to additional requirements in the event we seek to commercialize or manufacture product candidates incorporating such in-licensed technology.

        As a result of the foregoing factors, we may not be able to rely on our intellectual property to protect Macrilen™ (macimorelin) in the marketplace.

We may infringe the intellectual property rights of others.

        Our commercial success depends significantly on our ability to operate without infringing the patents and other intellectual property rights of third parties. There could be issued patents of which we are not aware that our products or methods may be found to infringe, or patents of which we are aware and believe we do not infringe, but which we may ultimately be found to infringe. Moreover, patent applications and their underlying discoveries are in some cases maintained in secrecy until patents are issued. Because patents can take many years to issue, there may be currently pending applications of which we are unaware that may later result in issued patents that our products or technologies are found to infringe. Moreover, there may be published pending applications that do not currently include a claim covering our products or technologies, but, which nonetheless, provide support for a later drafted claim that, if issued, our products or technologies could be found to infringe.

        If we infringe or are alleged to infringe intellectual property rights of third parties, it will adversely affect our business. Third parties may own or control these patents or patent applications in the U.S. and abroad. These third parties could bring claims against us or our collaborators that would cause us to incur substantial expenses and, if successful against us, could cause us to pay substantial damages. Moreover, if a patent infringement suit were brought against us or our collaborators, we or they could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit.

        The biopharmaceutical industry has produced a proliferation of patents, and it is not always clear to industry participants, including us, which patents cover various types of products. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. In the event of infringement or violation of another party's patent or other intellectual property rights, we may not be able to enter into licensing arrangements or make other arrangements at a reasonable cost. Any inability to secure licenses or alternative technology could result in delays in the introduction of our products or lead to prohibition of the manufacture or sale of products by us or our partners and collaborators.

Patent litigation is costly and time consuming and may subject us to liabilities.

        If we become involved in any patent litigation, interference, opposition, re-examination or other administrative proceedings, we will likely incur substantial expenses in connection therewith, and the efforts of our technical and management personnel will be significantly diverted. In addition, an adverse determination in litigation could subject us to significant liabilities.

We may not obtain trademark registrations for our current or future products.

        We have filed applications for trademark registrations, including Macrilen™ (macimorelin), in various jurisdictions, including the U.S. We may file applications for other possible trademarks for Macrilen™ (macimorelin). No assurance can be given that any of our trademarks will be registered elsewhere, or that the use of any registered or unregistered trademarks will confer a competitive advantage in the marketplace.

We rely on third parties to conduct, supervise and monitor our clinical trials, and those third parties may not perform satisfactorily.

        We rely on third parties such as contract research organizations, medical institutions and clinical investigators to enroll qualified patients and to conduct, supervise and monitor our clinical trials. Our reliance on these third parties for clinical development activities reduces our control over these activities. Our reliance on these third parties, however, does not relieve us of our regulatory responsibilities, including ensuring that our clinical trials are conducted in accordance with Good Clinical Practice guidelines and the investigational plan and protocols contained in an Investigational New Drug application to the FDA, or a comparable foreign regulatory submission. Furthermore, these third parties may also have relationships with other entities, some of which may be our competitors. In addition, they may not complete activities on schedule, or may not conduct our preclinical studies or clinical trials in accordance with regulatory requirements or our trial design. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, our efforts to obtain regulatory approvals for, and to commercialize, our products may be delayed or prevented.

        We are dependent on, and rely upon, third parties to perform various functions related to our business, including, but not limited to, development of some of our product candidates. Our reliance on these relationships poses a number of risks.

In carrying out our operations, we are dependent on a stable and consistent supply of ingredients and raw materials.

        There can be no assurance that we, our contract manufacturers or our licensees, will be able, in the future, to continue to purchase products from our current suppliers or any other supplier on terms that are favorable or similar to current terms or at all. An interruption in the availability of certain raw materials or ingredients, or significant increases in the prices we pay for them, could have a material adverse effect on our business, financial condition, liquidity and operating results.

The failure to perform satisfactorily by third parties upon which we expect to rely to manufacture and supply products may lead to supply shortfalls.

        We rely on third parties to manufacture and supply Macrilen™ (macimorelin). We also have or may have certain supply obligations vis-à-vis our existing and potential licensees, who are or will be responsible for the marketing of Macrilen™ (macimorelin). To be successful, Macrilen™ (macimorelin) has to be manufactured in commercial quantities in compliance with quality controls and regulatory requirements. Even though it is our objective to minimize such risk by introducing alternative suppliers to ensure a constant supply at all times, there are a limited number of contract manufacturers or suppliers that are capable of manufacturing Macrilen™ (macimorelin) or the materials used in its manufacture. If we are unable to do so ourselves or to arrange for third-party manufacturing or supply of Macrilen™ (macimorelin) or materials, or to do so on commercially reasonable terms, we may not be able to commercialize Macrilen™ (macimorelin) through our licensees. Reliance on third-party manufacturers entails risks to which we would not be subject if we manufactured products ourselves, including reliance on the third party for regulatory compliance, the possibility of breach of the manufacturing agreement by the third party because of factors beyond our control, and the possibility of termination or non-renewal of the agreement by the third party, based on its own business priorities, at a time that is costly or inconvenient for us.

We are subject to intense competition for our skilled personnel, and the loss of key personnel or the inability to attract additional personnel could impair our ability to conduct our operations.

        We are highly dependent on our management and our clinical, regulatory and scientific staff, the loss of whose services might adversely impact our ability to achieve our objectives. Recruiting and retaining qualified management and clinical, scientific and regulatory personnel is critical to our success. Reductions in our staffing levels have eliminated redundancies in key capabilities and skill sets among our full-time staff and required us to rely more heavily on outside consultants and third parties. We have been unable to increase the compensation of our associates to the extent required to remain fully competitive for their services, which increased our employee retention risk. The competition for qualified personnel in the biopharmaceutical field is intense, and if we are not able to continue to retain qualified personnel and/or maintain positive relationships with our outside consultants, we may not be able to achieve our strategic and operational objectives.

We are currently subject to a securities class-action litigation matter and we may be subject to similar or other litigation in the future.

        The Company and certain of our current and former officers are defendants in a class-action lawsuit pending in the U.S. District Court for the District of New Jersey, brought on behalf of shareholders of the Company. The lawsuit alleges violations of the Securities Exchange Act of 1934 in connection with allegedly false and misleading statements made by the defendants between August 30, 2011, and November 6, 2014 (the "Class Period"), regarding the safety and efficacy of Macrilen™ (macimorelin), and the prospects for the approval of our New Drug Application for the product by the FDA. The plaintiffs represent a class comprised of purchasers of our common shares during the Class Period and seek damages, costs and expenses and such other relief as determined by the Court. We consider the claims that have been asserted in the lawsuit to be without merit, and we are vigorously defending against them. We cannot, however, predict at this time the outcome or potential losses, if any, with respect to this lawsuit.

        Furthermore, we may, from time to time, be a party to other litigation in the normal course of business. Monitoring and defending against legal actions, whether meritorious, is time-consuming for our management and detracts from our ability to fully focus our internal resources on our business activities. In addition, legal fees and costs incurred in connection with such activities may be significant and we could, in the future, be subject to judgments or enter into settlements of claims for significant monetary damages. A decision adverse to our interests could result in the payment of substantial damages and could have a material adverse effect on our cash flow, results of operations and financial position.

        With respect to any litigation, our insurance may not reimburse us or may not be sufficient to reimburse us for the expenses or losses we may suffer in contesting and concluding such lawsuit. Substantial litigation costs, including the substantial self-insured retention that we are required to satisfy before any insurance applies to a claim, unreimbursed legal fees or an adverse result in any litigation may adversely impact our business, operating results or financial condition. We believe that our directors' and officers' liability insurance will cover our potential liability with respect to the securities class-action lawsuit; however, the insurer has reserved its rights to contest the applicability of the insurance to such claims and the limits of the insurance may be insufficient to cover our eventual liability.

We are subject to the risk of product liability claims, for which we may not have or may not be able to obtain adequate insurance coverage.

        The sale and use of Macrilen™ (macimorelin) will involve the risk of product liability claims and associated adverse publicity. Product liability claims might be made against us directly by patients, healthcare providers or pharmaceutical companies or others selling, buying or using our products. We attempt to manage our liability risks by means of insurance. We maintain insurance covering our liability for our preclinical and clinical studies as well as products liability insurance. We may, however, not have or be able to obtain or maintain sufficient and affordable insurance coverage, including coverage for potentially very significant legal expenses, and without sufficient coverage any claim brought against us could have a materially adverse effect on our business, financial condition or results of operations.

We are a holding company, and claims of creditors of our subsidiaries will generally have priority as to the assets of such subsidiaries over our claims and those of our creditors and shareholders. In addition, our principal operating subsidiary, AEZS Germany, may become subject to insolvency proceedings if it is illiquid or "over-indebted" in accordance with German law.

        Aeterna Zentaris Inc. is a holding company and a substantial portion of our non-cash assets is the share capital of our subsidiaries. AEZS Germany, our principal operating subsidiary, based in Frankfurt, Germany, holds most of our intellectual property rights. Because Aeterna Zentaris Inc. is a holding company, our obligations to our creditors are structurally subordinated to all existing and future liabilities of our subsidiaries, which may incur additional or other liabilities and/or obligations. As a result, our rights and the rights of our creditors to participate in any distribution of the assets of any subsidiary in the event that such subsidiary were to be liquidated or reorganized or in the event of any bankruptcy or insolvency proceeding relating to or involving such subsidiary, and, therefore, the rights of the holders of our securities to participate in those assets, are subject to the prior claims of such subsidiary's creditors. To the extent that we may be a creditor with recognized claims against any such subsidiary, our claims would still be subject to the prior claims of our subsidiary's creditors to the extent that they are secured or senior to those held by us.

        Holders of our securities are not creditors of our subsidiaries. Claims to the assets of our subsidiaries will derive from our own ownership interest in those operating subsidiaries. Claims of our subsidiaries' creditors will generally have priority as to the assets of such subsidiaries over our own ownership interest claims and, therefore, will have priority over the holders of our securities. Our subsidiaries' creditors may from time to time include general creditors, trade creditors, employees, secured creditors, taxing authorities and creditors holding guarantees. Accordingly, in the event of any foreclosure, dissolution, winding-up, liquidation or reorganization, or a bankruptcy, insolvency or creditor protection proceeding relating to us or our property, or any subsidiary, there can be no assurance as to the value, if any, that would be available to holders of our securities. In addition, any distributions to us by our subsidiaries could be subject to monetary transfer restrictions in the jurisdictions in which our subsidiaries operate.

        German law, which governs our principal operating subsidiary AEZS Germany, imposes an obligation on the managing director of AEZS Germany to institute insolvency proceedings of that subsidiary if the managing director concludes that AEZS Germany is insolvent because it is either illiquid or "over-indebted" in accordance with the provisions of German law. Please see the Risk Factor entitled "We may not be able to continue as a going concern if we do not obtain cash from AEZS Germany to fund our North American operations and we do not obtain additional financing."

It may be difficult for U.S. investors to obtain and enforce judgments against us because of our Canadian incorporation and German presence.

        We are a company existing under the laws of Canada. A number of our directors and officers are residents of Canada or otherwise reside outside the U.S., and all or a substantial portion of their assets, and a substantial portion of our assets, are located outside the U.S. Consequently, although we have appointed an agent for service of process in the U.S., it may be difficult for investors in the U.S. to bring an action against such directors or officers or to enforce against those persons or us a judgment obtained in a U.S. court predicated upon the civil liability provisions of federal securities laws or other laws of the U.S. Investors should not assume that foreign courts (i) would enforce judgments of U.S. courts obtained in actions against us or such directors, officers or experts predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or "blue sky" laws of any state within the U.S. or (ii) would enforce, in original actions, liabilities against us or such directors, officers or experts predicated upon the U.S. federal securities laws or any such state securities or "blue sky" laws.

We are subject to various internal control reporting requirements under applicable Canadian securities laws and the Sarbanes-Oxley Act in the U.S. We can provide no assurance that we will at all times in the future be able to report that our internal controls over financial reporting are effective.

        As a public company, we are required to comply with Section 404 of the U.S. Sarbanes-Oxley Act of 2002 ("Section 404") and National Instrument 52-109 — Certification of Disclosure in Issuers' Annual and Interim Filings of the Canadian securities administrators. In any given year, we cannot be certain as to the time of completion of our internal control evaluation, testing and remediation actions or of their impact on our operations. Upon completion of this process, we may identify control deficiencies of varying degrees of severity under applicable SEC and Public Company Accounting Oversight Board (U.S.) rules and regulations. As a public company, we are required to report, among other things, control deficiencies that constitute material weaknesses or changes in internal controls that, or that are reasonably likely to, materially affect internal controls over financial reporting. A "material weakness" is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual consolidated financial statements will not be prevented or detected on a timely basis. If we fail to comply with the requirements of Section 404 or similar Canadian requirements or if we report a material weakness, we might be subject to regulatory sanction and investors may lose confidence in our consolidated financial statements, which may be inaccurate if we fail to remedy such material weakness.

It is possible that we may be a passive foreign investment company, which could result in adverse tax consequences to U.S. investors.

        Adverse U.S. federal income tax rules apply to "U.S. Holders" (as defined in "Material Income Tax Considerations — Material U.S. Federal Income Tax Considerations" in this prospectus supplement and the accompanying prospectus) who directly or indirectly hold stock of a passive foreign investment company ("PFIC"). We will be classified as a PFIC for U.S. federal income tax purposes for a taxable year if (i) at least 75% of our gross income is "passive income" or (ii) at least 50% of the average value of our assets, including goodwill (based on annual quarterly average), is attributable to assets which produce passive income or are held for the production of passive income.

        We believe that we were a PFIC for the 2015 taxable year, but were not a PFIC for the 2016, 2017 and 2018 taxable years. The PFIC determination depends on the application of complex U.S. federal income tax rules concerning the classification of our assets and income for this purpose, and these rules are uncertain in some respects. In addition, the fair market value of our assets may be determined in large part by the market price of our Common Shares, which is likely to fluctuate, and the composition of our income and assets will be affected by how, and how quickly, we spend any cash that is raised in any financing transaction. No assurance can be provided that we will not be classified as a PFIC for the 2018 taxable year and for any future taxable year.

        If we are a PFIC for any taxable year during which a U.S. Holder holds Common Shares, we generally would continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which the U.S. Holder holds such Common Shares, even if we ceased to meet the threshold requirements for PFIC status. PFIC characterization could result in adverse U.S. federal income tax consequences to U.S. Holders. In particular, absent certain elections, a U.S. Holder would generally be subject to U.S. federal income tax at ordinary income tax rates, plus a possible interest charge, in respect of a gain derived from a disposition of our Common Shares, as well as certain distributions by us. If we are treated as a PFIC for any taxable year, a U.S. Holder may be able to make an election to "mark-to-market" Common Shares each taxable year and recognize ordinary income pursuant to such election based upon increases in the value of the Common Shares.

        In addition, U.S. Holders may mitigate the adverse tax consequences of the PFIC rules by making a "qualified electing fund" ("QEF") election; however, there can be no assurance that we will satisfy the record keeping requirements applicable to a QEF or that we will provide the information regarding our income that would be necessary for a U.S. Holder to make a QEF election.

        If the Company is a PFIC, U.S. Holders will generally be required to file an annual information return with the Internal Revenue Service (the "IRS") (on IRS Form 8621, which PFIC shareholders will be required to file with their U.S. federal income tax or information returns) relating to their ownership of Common Shares. This filing requirement is in addition to any pre-existing reporting requirements that apply to a U.S. Holder's interest in a PFIC (which this requirement does not affect).

        For a more detailed discussion of the potential tax impact of us being a PFIC, please see "Material Income Tax Considerations — Material U.S. Federal Income Tax Considerations" in this prospectus supplement and the accompanying prospectus. The PFIC rules are complex. U.S. Holders should consult their tax advisors regarding the potential application of the PFIC regime and any reporting obligations to which they may be subject under that regime.

Our net operating losses may be limited for U.S. federal income tax purposes under Section 382 of the Internal Revenue Code.

        If a corporation with net operating losses ("NOLs") undergoes an "ownership change" within the meaning of Section 382 of the United States Internal Revenue Code of 1986, as amended, then such corporation's use of such "pre-change" NOLs to offset income incurred following such ownership change may be limited. Such limitation also may apply to certain losses or deductions that are "built-in" (i.e., attributable to periods prior to the ownership change, but not yet taken into account for tax purposes) as of the date of the ownership change that are subsequently recognized. An ownership change generally occurs when there is either (i) a shift in ownership involving one or more "5% shareholders," or (ii) an "equity structure shift" and, as a result, the percentage of stock of the corporation owned by one or more 5% shareholders (based on value) has increased by more than 50 percentage points over the lowest percentage of stock of the corporation owned by such shareholders during the "testing period" (generally the 3 years preceding the testing date). In general, if such change occurs, the corporation's ability to utilize its net operating loss carry-forwards and certain other tax attributes would be subject to an annual limitation, as described below. The unused portion of any such net operating loss carry-forwards or tax attributes each year is carried forward, subject to the same limitation in future years. The impact of an ownership change on state NOL carryforwards may vary from state to state. Recent legislation added several limitations to the ability to claim deductions for NOLs, including a deduction limit equal to 80% of taxable income and a restriction on NOL carryback deductions.

We may incur losses associated with foreign currency fluctuations.

        Our operations are in many instances conducted in currencies other than our functional currency or the functional currencies of our subsidiaries. Fluctuations in the value of currencies could cause us to incur currency exchange losses. We do not currently employ a hedging strategy against exchange rate risk. We cannot assert with any assurance that we will not suffer losses as a result of unfavorable fluctuations in the exchange rates between the U.S. dollar, the euro, the Canadian dollar and other currencies.

Legislative actions, new accounting pronouncements and higher insurance costs may adversely impact our future financial position or results of operations.

        Changes in financial accounting standards or implementation of accounting standards may cause adverse, unexpected revenue or expense fluctuations and affect our financial position or results of operations. New pronouncements and varying interpretations of pronouncements have occurred with greater frequency and are expected to occur in the future, and we may make or be required to make changes in our accounting policies in the future. Compliance with changing regulations of corporate governance and public disclosure, notably with respect to internal controls over financial reporting, may result in additional expenses. Changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for companies such as ours, and insurance costs are increasing as a result of this uncertainty.

Data security breaches may disrupt our operations and adversely affect our operating results.

        Our network security and data recovery measures and those of third parties with which we contract, may not be adequate to protect against computer viruses, cyber-attacks, breaches, and similar disruptions from unauthorized tampering with our computer systems. The misappropriation, theft, sabotage or any other type of security breach with respect to any of our proprietary and confidential information that is electronically stored, including research or clinical data, could cause interruptions in our operations, could result in a material disruption of our clinical activities and business operations and could expose us to third-party legal claims. Furthermore, we could be required to make substantial expenditures of resources to remedy the cause of cyber-attacks or break-ins. This disruption could have a material adverse impact on our business, operating results and financial condition. Additionally, any break-in or trespass of our facilities that results in the misappropriation, theft, sabotage or any other type of security breach with respect to our proprietary and confidential information, including research or clinical data, or that results in damage to our R&D equipment and assets could have a material adverse impact on our business, operating results and financial condition.

        Our business processes personal information, both in connection with clinical activities and our employees. The use of this information is critical to our operations and innovation, including the development of our products, as well as management of our employees. New and evolving regulations, such as the European Union General Data Protection Regulation, could bring increased scrutiny of our data management in the future. Any cyber-attacks or other failure to protect critical and sensitive systems and information could damage our reputation, prompt litigation or lead to regulatory sanctions, all of which could materially affect our financial condition and results of operation.

Risks Relating to our Common Shares

Our Common Shares may be delisted from the NASDAQ or the TSX, which could affect their market price and liquidity. If our Common Shares were to be delisted, investors may have difficulty in disposing their Common Shares.

        Our Common Shares are currently listed on both the NASDAQ and the TSX under the symbol "AEZS". We must meet continuing listing requirements to maintain the listing of our Common Shares on the NASDAQ and the TSX. For continued listing, the NASDAQ requires, among other things, that listed securities maintain a minimum closing bid price of not less than $1.00 per share. There can be no assurance that the market price of our Common Shares will not fall below $1.00 in the future or that, if it does, we will regain compliance with the minimum bid price requirement.

        In addition to the minimum bid price requirement, the continued listing rules of the NASDAQ require us to meet at least one of the following listing standards: (i) stockholders' equity of at least $2.5 million, (ii) market value of listed securities (calculated by multiplying the daily closing bid price of our securities by our total outstanding securities) of at least $35 million or (iii) net income from continuing operations (in the latest fiscal year or in two of the last three fiscal years) of at least $500,000 (collectively, the "Additional Listing Standards"). If we fail to meet at least one of the Additional Listing Standards, our Common Shares may be subject to delisting after the expiration of the period of time, if any, that we are allowed for regaining compliance.

        There can be no assurance that our Common Shares will remain listed on the NASDAQ or the TSX. If we fail to meet any of the NASDAQ's or the TSX's continued listing requirements, our Common Shares may be delisted. Any delisting of our Common Shares may adversely affect a shareholder's ability to dispose, or obtain quotations as to the market value, of such shares.

Our share price is volatile, which may result from factors outside of our control.

        Our valuation and share price since the beginning of trading after our initial listings, first in Canada and then in the U.S., have had no meaningful relationship to current or historical financial results, asset values, book value or many other criteria based on conventional measures of the value of shares.

        Between January 1, 2018 and December 31, 2018, the closing price of our Common Shares ranged from $1.19 to $3.87 per share on the NASDAQ and from C$1.53 to C$5.10 per share on the TSX. Our share price may be affected by developments directly affecting our business and by developments out of our control or unrelated to us. The stock market generally, and the biopharmaceutical sector in particular, are vulnerable to abrupt changes in investor sentiment. Prices of shares and trading volume of companies in the biopharmaceutical industry can swing dramatically in ways unrelated to, or that bear a disproportionate relationship to, operating performance. Our share price and trading volume may fluctuate based on a number of factors including, but not limited to, the following:

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  developments regarding current or future third-party suppliers and licensee(s);

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  clinical trial and regulatory developments regarding Macrilen™ (macimorelin);

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  delays in our anticipated clinical trial development or commercialization timelines;

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  announcements by us regarding technological, regulatory or other matters;

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  arrivals or departures of key personnel;

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  governmental or regulatory action affecting our product candidates and our competitors' products in the U.S., Canada and other countries;

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  developments or disputes concerning patent or proprietary rights;

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  actual or anticipated fluctuations in our revenues or expenses;

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  general market conditions and fluctuations for the emerging growth and biopharmaceutical market sectors; and

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  economic conditions in the U.S. or abroad.

        Our listing on both the NASDAQ and the TSX may increase price volatility due to various factors, including different ability to buy or sell our Common Shares, different market conditions in different capital markets and different trading volumes. In addition, low trading volume may increase the price volatility of our Common Shares. A thin trading market could cause the share price of our Common Shares to fluctuate significantly more than the stock market as a whole.

Future issuances of securities and hedging activities may depress the trading price of our Common Shares.

        Any additional or future issuance of securities or convertible securities, including the issuance of securities upon the exercise of stock options and upon the exercise of warrants or other convertible securities or securities pursuant to which Common Shares are issuable, could dilute the interests of our existing shareholders, and could substantially decrease the trading share price of our Common Shares.

        We may issue equity securities in the future for a number of reasons, including to finance our operations and business strategy, to satisfy our obligations upon the exercise of options or warrants or for other reasons. Our stock option plans generally permit us to have outstanding, at any given time, stock options that are exercisable for a maximum number of Common Shares equal to 11.4% of all then issued and outstanding Common Shares. As at June 30, 2019, there were:

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  16,632,410 Common Shares issued and outstanding;

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  no issued and outstanding Preferred Shares;

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  28,144 Common Shares issuable upon exercise of warrants that we previously issued in March 2015, which had a weighted average exercise price of $1.07 per Common Share, 2,331,000 Common Shares issuable upon exercise of warrants that we previously issued in December 2015, which had a weighted average exercise price of $7.10 per Common Share, and 945,000 Common Shares issuable upon exercise of warrants that we previously issued in November 2016, which had a weighted average exercise price of $4.70 per Common Share;

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  927,966 Common Shares that underlie outstanding stock options and deferred share units granted under our plans, having a weighted average exercise price of $3.76 per Common Share;

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  869 Common Shares that underlie outstanding stock options and deferred share units granted under our plans, having a weighted average exercise price of C$743.56 per Common Share; and

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  246,286 additional Common Shares available for future grants under our Second Amended and Restated Stock Option Plan, and 594,950 additional Common Shares available for future grants under our 2018 Long-Term Incentive Plan. The maximum number of Common Shares issuable under the plans may equal 11.4% of the issued and outstanding Common Shares at any given time.

        In addition, the share price of our Common Shares could also be affected by possible sales of securities by investors who view other investment vehicles as more attractive means of equity participation in us and by hedging or arbitrage trading activity that may develop involving our securities. This hedging or arbitrage could, in turn, affect the trading share price of our Common Shares.

In the event we were to lose our foreign private issuer status as of June 30 of a given financial year, we would be required to comply with the Securities Exchange Act of 1934 domestic reporting regime, which could cause us to incur additional legal, accounting and other expenses.

        In order to maintain our current status as a foreign private issuer, either (1) a majority of our Common Shares must not be either directly or indirectly owned of record by residents of the U.S. or (2) (a) a majority of our executive officers and of our directors must not be U.S. citizens or residents, (b) more than 50 percent of our assets cannot be located in the U.S. and (c) our business must be administered principally outside the U.S.

        In 2018, our management conducted its annual assessment of the various facts and circumstances underlying the determination of our status as a foreign private issuer and, based on the foregoing, our management has determined that, as of the date of such determination and as of June 30, 2019, we continued to be a foreign private issuer.

        There can be no assurance, however, that we will remain a foreign private issuer either in future financial years.

        If we were to lose our foreign private issuer status as of June 30 of any given financial year, we would be required to comply with the Securities Exchange Act of 1934 reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC rules and the NASDAQ listing standards. The regulatory and compliance costs to us of complying with the reporting requirements applicable to a U.S. domestic issuer under U.S. securities laws may be higher than the cost we have historically incurred as a foreign private issuer. In addition, if we were to lose our foreign private issuer status, we would no longer qualify under the Canada-U.S. multijurisdictional disclosure system to benefit from being able to file registration statements on Form F-10 (even if we satisfy the other conditions to eligibility), which could make it longer and more difficult to register our securities and raise funds by way of public, registered offerings in the U.S., and we would become subject to "baby shelf" rules that place limitations on our ability to issue an amount of securities above a certain threshold depending on our market capitalization and public float at a given point in time. As a result, we would expect that a potential loss of foreign private issuer status at some future point in time could increase our legal, financial reporting and accounting compliance costs, and it is difficult at this time to estimate by how much our legal, financial reporting and accounting compliance costs may increase in such eventuality.

Our articles of incorporation contain "blank check" preferred share provisions, which could delay or impede an acquisition of our company.

        Our articles of incorporation, as amended, authorize the issuance of an unlimited number of "blank check" preferred shares, which could be issued by our Board of Directors without shareholder approval and which may contain liquidation, dividend and other rights equivalent or superior to our Common Shares. In addition, we have implemented in our contacting documents an advance notice procedure for shareholder approvals to be brought before an annual meeting of our shareholders, including proposed nominations of persons for election to our Board of Directors. These provisions, among others, whether alone or together, could delay or impede hostile takeovers and changes in control or changes in our management. Any provision of our contracting documents that has the effect of delaying or deterring a change in control could limit the opportunity for our shareholders to receive a premium for their Common Shares and could also affect the price that some investors are willing to pay for our Common Shares.

Our business could be negatively affected as a result of the actions of activist shareholders.

        Proxy contests have been waged against many companies in the biopharmaceutical industry over the last few years. If faced with a proxy contest, we may not be able to successfully respond to the contest, which would be disruptive to our business. Even if we are successful, our business could be adversely affected by a proxy contest because:

  •
  responding to proxy contests and other actions by activist shareholders may be costly and time-consuming, and may disrupt our operations and divert the attention of management and our employees;

  •
  perceived uncertainties as to the potential outcome of any proxy contest may result in our inability to consummate potential acquisitions, collaborations or in-licensing opportunities and may make it more difficult to attract and retain qualified personnel and business partners; and

  •
  if individuals that have a specific agenda different from that of our management or other members of our Board of Directors are elected to our board as a result of any proxy contest, such an election may adversely affect our ability to effectively and timely implement our strategic plan and to create value for our shareholders.

USE OF PROCEEDS

        We estimate that the net proceeds from our sale of Common Shares in this offering at a public offering price of $1.50 per share, after deducting Placement Agent fees and estimated offering expenses payable by us, will be approximately $4.3 million.

        Except as otherwise provided in any free writing prospectus that we may authorize to be provided to you, we will retain broad discretion over the use of the net proceeds from the sale of the Common Shares offered by this prospectus supplement, and we may not use these proceeds in a manner desired by our shareholders. Unless otherwise specified in this prospectus supplement, the accompanying prospectus or any related free writing prospectus, we currently expect to use the net proceeds of our sale of Common Shares for general corporate purposes.

        General corporate purposes may include, among other purposes, the funding of a pediatric clinical trial in the E.U. and U.S. for Macrilen™ (macimorelin). We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings. All expenses relating to an offering of Common Shares and any compensation paid to the Placement Agent, dealers or agents, as the case may be, will be paid out of our general funds or from the proceeds of any offering under this prospectus supplement or the accompanying prospectus. The use of proceeds will be specified in this prospectus supplement relating to a particular offering of Common Shares, as required by applicable securities legislation.

        We will not receive any proceeds from the sale of Common Shares issuable under exercise of the Warrants that we are offering in the concurrent private placement unless and until such Warrants are exercised for cash. If the Warrants are fully exercised for cash, we will receive additional proceeds of up to approximately $5.5 million.

DIVIDEND POLICY

        We have never declared nor paid dividends on our securities. We currently expect to retain future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends on our securities is subject to the discretion of our Board of Directors and will depend upon various factors, including, without limitation, our results of operations and financial condition.

 PRICE RANGE AND TRADING VOLUME

        Our Common Shares are listed on the NASDAQ and on the TSX under the symbol "AEZS". The following table indicates the monthly range of high and low closing prices of a Common Share and the average daily volumes traded on the NASDAQ and on the TSX during the period beginning on July 1, 2018, and ending on September 19, 2019:

	NASDAQ (US$)			TSX (C$)
	High	Low	Volume	High	Low	Volume
2018
July	2.08	1.70	1,086,300	2.86	2.23	34,000
August	2.06	1.65	1,544,300	2.69	2.12	109,300
September	1.84	1.60	1,034,600	2.43	2.08	52,400
October	2.27	1.29	18,524,300	2.97	1.68	494,300
November	3.39	1.81	16,792,300	4.54	2.37	1,215,300
December	3.92	2.47	7,049,500	5.14	3.38	683,200
2019
January	4.14	2.85	9,727,000	5.47	3.90	918,900
February	4.39	3.83	4,801,700	5.71	4.96	545,700
March	4.71	3.50	5,497,400	6.28	4.70	702,300
April	5.57	3.82	6,536,500	7.43	5.13	928,400
May	3.97	2.90	3,091,400	5.31	3.82	371,600
June	3.11	1.96	3,359,100	4.18	2.64	374,300
July	3.06	2.29	1,515,700	3.93	3.04	146,600
August	2.57	1.93	1,896,000	3.35	2.57	189,300
September(1)	2.30	1.58	1,483,900	3.02	2.10	84,300

(1)
Up to and including September 19, 2019.

CONSOLIDATED CAPITALIZATION

        The following table presents the number of our issued and outstanding Common Shares and our consolidated cash and cash equivalents and capitalization as at June 30, 2019, on an actual basis and on an as adjusted basis assuming that an aggregate of 3,325,000 Common Shares are sold at a price of $1.50 for aggregate gross proceeds of approximately $5.0 million. The adjustments present the expected impact on the number of our issued and outstanding Common Shares, our consolidated cash and cash equivalents and our capitalization as at June 30, 2019, of the issuances described above and after the payment by us of Placement Agent fees and our estimated transaction expenses. As at June 30, 2019, we had no outstanding long-term third-party debt.

        The information below has been derived from and should be read in conjunction with, and is qualified in its entirety by, our unaudited consolidated financial statements as at June 30, 2019, and for the three-month and six-month periods ended June 30, 2019 and 2018, and the Management's Discussion and Analysis thereon, incorporated by reference into this prospectus supplement. Figures are in thousands of U.S. dollars except share data.

	As at June 30, 2019
	Actual	As Adjusted(1)
Number of Common Shares issued and outstanding	16,632,410 (2)	19,957,410 (2)

Cash and cash equivalents	$9,683	$14,030
Shareholders' equity:
Share capital	$223,140	$227,487
Other capital	$89,824	$89,824
Deficit	$(315,977)	$(315,977)
Accumulated other comprehensive income	$(15)	$(15)

Total shareholders' equity and total capitalization	$(3,028)	$1,319

(1)
As adjusted assumes and gives effect to: (i) the sale of 3,325,000 Common Shares in this offering, based on a public offering price of $1.50 per Common Share and (ii) the deduction of estimated Placement Agent fees and estimated offering expenses payable by us.

(2)
The number of our Common Shares that will be outstanding both before and immediately after this offering is based on shares outstanding as of June 30, 2019, and excludes as of such date:

•    28,144 Common Shares issuable upon exercise of warrants that we previously issued in March 2015, which had an average price of $1.07 per Common Share, 2,331,000 Common Shares issuable upon exercise of warrants that we previously issued in December 2015, which had a weighted average exercise price of $7.10 per Common Share, and 945,000 Common Shares issuable upon exercise of warrants that we previously issued in November 2016, which had a weighted average exercise price of $4.70 per Common Share;

•    928,834 Common Shares that underlie outstanding stock options and deferred share units granted under our plans, having a weighted average price of $4.34 per Common Share; and

•    246,286 additional Common Shares available for future grants under our Second Amended and Restated Stock Option Plan, and 594,950 additional Common Shares available for future grants under our 2018 Long-Term Incentive Plan. The maximum number of Common Shares issuable under the plans may equal 11.4% of the issued and outstanding Common Shares at any given time.

DILUTION

        If you purchase Common Shares in this offering, your interest will be diluted to the extent of the excess of the public offering price per Common Share over the as adjusted net tangible book value per Common Share after this offering. Net tangible book value per share represents the amount of our total tangible assets (which include unrestricted and restricted cash and cash equivalents, accounts receivable, prepaid property, plant and equipment, and other non-current assets) reduced by the amount of our total liabilities, divided by the total number of Common Shares issued and outstanding.

        As at June 30, 2019, we had a net tangible book value of approximately $(11.3) million, or approximately $(0.68) per Common Share. After giving effect to the sale of 3,325,000 Common Shares in this offering, at a public offering price of $1.50 per Common Share, and after deducting estimated Placement Agent fees and estimated offering expenses payable by us, we would have had an adjusted pro forma net tangible book value as at June 30, 2019, of approximately $(6.3) million, or approximately $(0.38) per Common Share. This represents an immediate increase in the net tangible book value of $0.30 per share attributable to this offering. The following table illustrates this per share dilution:

Public offering price per share		$1.50
Net tangible book value per share as at June 30, 2019	$(0.68)
Increase in net tangible book value per share attributable to this offering	$0.30
As-adjusted net tangible book value per share after this offering		$(0.38)

Net dilution per share to new investors		$1.12

        The above calculations, discussion and table are based upon 16,632,410 Common Shares issued and outstanding as at June 30, 2019, and exclude as of such date:

  •
  28,144 Common Shares issuable upon exercise of warrants that we previously issued in March 2015, which had an average price as of $1.07 per Common Share, 2,331,000 Common Shares issuable upon exercise of warrants that we previously issued in December 2015, which had a weighted average exercise price of $7.10 per Common Share, and 945,000 Common Shares issuable upon exercise of warrants that we previously issued in November 2016, which had a weighted average exercise price of $4.70 per Common Share;

  •
  928,834 Common Shares that underlie outstanding stock options and deferred share units granted under our plans, having a weighted average price of $4.34 per Common Share; and

  •
  246,286 additional Common Shares available for future grants under our Second Amended and Restated Stock Option Plan, and 594,950 additional Common Shares available for future grants under our 2018 Long-Term Incentive Plan. The maximum number of Common Shares issuable under the plans may equal 11.4% of the issued and outstanding Common Shares at any given time.

        To the extent that outstanding exercisable options or warrants are exercised, you may experience further dilution. In addition, we may need to raise additional capital and to the extent that we raise additional capital by issuing equity or convertible debt securities your ownership will be further diluted.

DESCRIPTION OF SECURITIES OFFERED UNDER THIS PROSPECTUS SUPPLEMENT

        We are offering 3,325,000 Common Shares, no par value, and associated Common Share purchase rights, pursuant to this prospectus supplement and the accompanying prospectus. The Common Shares are being sold directly to certain institutional accredited investors pursuant to a securities purchase agreement dated September 20, 2019. The Common Shares are being sold at a purchase price of $1.50 per share.

Common Shares

        The holders of the Common Shares are entitled to one vote for each Common Share held by them at all meetings of shareholders, except meetings at which only shareholders of a specified class of shares are entitled to vote. In addition, the holders are entitled to receive dividends if, and when, declared by the Board of Directors on the Common Shares. Finally, the holders of the Common Shares are entitled to receive the remaining property of the Company upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary. Shareholders have no liability to further capital calls as all issued and outstanding shares are fully paid and non-assessable. Additional information on our share capital is provided in "Item 10 — Additional Information" in our Annual Report on Form 20-F for the financial year ended December 31, 2018, incorporated by reference to this prospectus supplement.

Shareholder Rights Plan

        The Board of Directors approved a shareholder rights plan of the Company on March 29, 2016, which was approved, ratified and confirmed by the shareholders at the annual and special meeting of shareholders of the Company on May 10, 2016 (the "Existing Rights Plan"). The Existing Rights Plan was implemented to ensure, to the extent possible, that all of our shareholders are treated fairly in connection with any take-over bid or other acquisition of control of the Company.

        The Board of Directors reviewed the terms of the Existing Rights Plan for conformity with current Canadian securities laws, as well as the evolving practices of public corporations in Canada, with respect to shareholder rights plan design and made some minor amendments thereto as a result.

        The Board of Directors determined it appropriate and in the best interests of the shareholders to continue the Existing Rights Plan and approved the amended and restated shareholder rights plan (the "Rights Plan") on March 26, 2019. The Rights Plan took effect immediately upon receipt of approval of the shareholders of the Company at the annual and special meeting of shareholders held on May 8, 2019.

        The fundamental objectives of the Rights Plan are to provide adequate time for our Board of Directors and shareholders to assess an unsolicited take-over bid for us, to provide the Board of Directors with sufficient time to explore and develop alternatives for maximizing shareholder value if a take-over bid is made, and to provide shareholders with an equal opportunity to participate in a take-over bid. The Rights Plan encourages a potential acquirer who makes a take-over bid to proceed either by way of a "Permitted Bid," which requires a take-over bid to satisfy certain minimum standards designed to promote fairness, or with the concurrence of our Board of Directors. If a takeover bid fails to meet these minimum standards and the Rights Plan is not waived by the Board of Directors, the Rights Plan provides that holders of Common Shares, other than the acquirer, will be able to purchase additional Common Shares at a significant discount to market, thus exposing the person acquiring Common Shares to substantial dilution of its holdings.

        Pursuant to the terms of the Rights Plan, one right was issued in respect of each common share outstanding at 5:01 p.m. on March 29, 2016 (the "Record Time"). In addition, we will issue one right for each additional Common Share issued after the Record Time and prior to the earlier of the Separation Time (as defined in the Rights Plan) and the Expiration Time (as defined in the Rights Plan). The rights have an initial exercise price equal to the Market Price (as defined in the Rights Plan) of the Common Shares as determined at the Separation Time, multiplied by five, subject to certain anti-dilution adjustments (the "Exercise Price"), and they are not exercisable until the Separation Time. Upon the occurrence of a Flip-in Event (as defined in the Rights Plan), each right will entitle the holder thereof, other than an Acquiring Person (as defined in the Rights Plan) or any other person whose rights are or become void pursuant to the provisions of the Rights Plan, to purchase from us, effective at the close of business on the eighth trading day after the Stock Acquisition Date (as defined in the Rights Plan), upon payment to us of the Exercise Price, Common Shares having an aggregate Market Price equal to twice the Exercise Price on the date of consummation or occurrence of such Flip-in Event, subject to certain anti-dilution adjustments.

        The Rights Plan is described in detail in Section 9.2 of our management information circular dated March 26, 2019, included as Exhibit 99.3 to a report on Form 6-K furnished to the SEC on April 1, 2019, incorporated by reference to this prospectus supplement.

Listing

        Our Common Shares are listed on the NASDAQ Capital Market and on the TSX under the symbol "AEZS".

Transfer Agent and Registrar

        The transfer agent and registrar for our Common Shares (and associated Common Share purchase rights) is Computershare Trust Company of Canada, 1500 University Street, 7th Floor, Montreal, Quebec, H3A 358.

PRIVATE PLACEMENT OF WARRANTS

        In a concurrent private placement, we are selling to purchasers of our Common Shares in this offering Warrants to purchase an aggregate of 3,325,000 Common Shares.

        The Warrants and our Common Shares issuable upon the exercise of the Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of Rule 506(b) promulgated thereunder. Accordingly, purchasers may only sell the Common Shares issued upon exercise of the Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

        Exercisability.    The Warrants are exercisable at any time or times on or after March 20, 2020 and on or before September 20, 2024, at which time any unexercised Warrants will expire and cease to be exercisable. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Common Shares underlying the Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from the registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of Common Shares purchased upon such exercise. If a registration statement registering the issuance of the Common Shares underlying the Warrants under the Securities Act is not effective or available or an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Common Shares determined according to the formula set forth in the Warrant. No fractional Common Shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

        Exercise Limitation.    A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99% of our Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage not to exceed 9.99% of the common shares outstanding immediately after giving effect to the exercise and, provided that any increase will not be effective until the 61st day after such election.

        Exercise Price.    The Warrants will have an exercise price of $1.65 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

        Exchange Listing.    There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants will be limited.

        Rights as a Shareholder.    Except as otherwise provided in the Warrants or by virtue of such holder's ownership of our Common Shares, the holder of a Warrant does not have the rights or privileges of a holder of our Common Shares, including any voting rights, until the holder exercises the Warrant.

PLAN OF DISTRIBUTION

        Pursuant to a placement agent agreement dated September 20, 2019, we have engaged Maxim Group LLC, or the Placement Agent, to act as our exclusive placement agent in connection with this offering of our Common Shares pursuant to this prospectus supplement and the accompanying prospectus. Under the terms of the placement agent agreement, Maxim Group LLC has agreed to be our exclusive Placement Agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our Common Shares in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The placement agent agreement does not give rise to any commitment by the Placement Agent to purchase any of our Common Shares or the Warrants, and the Placement Agent will have no authority to bind us by virtue of the placement agent agreement. Furthermore, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering.

        We are entering into securities purchase agreements directly with investors in connection with this offering, and we will only sell to investors who have entered into securities purchase agreements.

        We expect to deliver the Common Shares being offered pursuant to this prospectus supplement, as well as the Warrants offered in the concurrent private placement, on or about September 24, 2019, subject to customary closing conditions.

Fees and Expenses

        We have agreed to pay the Placement Agent a total cash fee equal to 7% of the gross proceeds of this offering. We have agreed to reimburse the Placement Agent for all travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal fees which shall be limited to, in the aggregate, $75,000. We estimate our total expenses associated with the offering, excluding Placement Agent fees and expenses, will be approximately $0.3 million.

        The following table shows per share and total cash placement agent's fees we will pay to the Placement Agent in connection with the sale our Common Shares pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the Common Shares offered hereby:

	Per Common Share	Total
Public Offering Price	$1.50	$4,987,500
Placement agent fees	$0.11	$349,125
Proceeds, before expenses, to us	$1.39	$4,638,375

        After deducting certain fees and expenses due to the Placement Agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $4.3 million.

        The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the Common Shares and Warrants sold by it while acting as principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the Securities Act and the Securities Exchange Act of 1934, as amended, including without limitation, Rule 10b-5 and Regulation M under the Securities Exchange Act of 1934, as amended. These rules and regulations may limit the timing of purchases and sales of the Common Shares and Warrants by the Placement Agent acting as principal. Under these rules and regulations the Placement Agent:

  •
  may not engage in any stabilization activity in connection with our securities, and

  •
  may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Securities Exchange Act of 1934, as amended, until it has completed its participation in the distribution in the securities offered by this prospectus supplement and the accompanying prospectus.

Indemnification

        We have agreed to indemnify the Placement Agent and each of its affiliates, directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act, or Section 20 of the Securities Exchange Act of 1934) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities pursuant to the placement agent agreement. Furthermore, we have agreed to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Relationships

        The Placement Agent and its affiliates may have provided us and our affiliates in the past and my provide form time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the Placement Agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement and the accompanying prospectus, we have no present arrangements with the Placement Agent for any further services.

INCOME TAX CONSIDERATIONS

        THE FOLLOWING SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR INVESTOR. CONSEQUENTLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR ADVICE AS TO THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS HAVING REGARD TO THEIR PARTICULAR CIRCUMSTANCES.

Material U.S. Federal Income Tax Considerations

        The following discussion is a summary of the material U.S. federal income tax consequences applicable to the purchase, ownership and disposition of Common Shares being offered by this prospectus supplement and the accompanying prospectus by a U.S. Holder (as defined below), but does not purport to be a complete analysis of all potential U.S. federal income tax effects.

        This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations promulgated thereunder, IRS rulings and judicial decisions in effect on the date of this prospectus supplement. All of these are subject to change, possibly with retroactive effect, or different interpretations. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.

        This summary does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. Holders in light of their specific circumstances (for example, U.S. Holders subject to the alternative minimum tax or the Medicare contribution tax on net investment income under the Code) or to holders that may be subject to special rules under U.S. federal income tax law, including:

  •
  dealers in stocks, securities or currencies;

  •
  securities traders that use a mark-to-market accounting method;

  •
  banks and financial institutions;

  •
  insurance companies;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  tax-exempt organizations;

  •
  retirement plans, individual plans, individual retirement accounts and tax-deferred accounts;

  •
  partnerships or other pass-through entities for U.S. federal income tax purposes and their partners or members;

  •
  persons holding Common Shares as part of a hedging or conversion transaction straddle or other integrated or risk reduction transaction;

  •
  persons who or that are, or may become, subject to the expatriation provisions of the Code;

  •
  persons whose functional currency is not the U.S. dollar; and

  •
  direct, indirect or constructive owners of 10% or more of the total combined voting power of all classes of our voting stock or 10% or more of the total value of shares of all classes of our stock.

        This summary also does not discuss any aspect of state, local or foreign law, or estate or gift tax law as applicable to U.S. Holders. In addition, this discussion is limited to U.S. Holders purchasing Common Shares pursuant to this prospectus supplement and that will hold such Common Shares as capital assets. For purposes of this summary, "U.S. Holder" means a beneficial holder of Common Shares who or that for U.S. federal income tax purposes is:

  •
  an individual citizen or resident of the U.S.;

  •
  a corporation or other entity classified as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if (a) a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more "U.S. persons" (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (b) a valid election is in effect to be treated as a U.S. person for U.S. federal income tax purposes.

        If a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. This summary does not address the tax consequences to any such partner. Such a partner should consult its own tax advisor as to the tax consequences of the partnership purchasing, owning and disposing of Common Shares.

        PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DESCRIBED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

Tax Consequences if we are a Passive Foreign Investment Company

        A foreign corporation will be classified as a PFIC for any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to applicable "look-through rules," either (i) at least 75% of its gross income is "passive income" or (ii) at least 50% of the average quarterly value of its assets is attributable to assets which produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation's income.

        We believe that we were a PFIC for the 2015 taxable year, but not for the 2016, 2017 and 2018 taxable years. The fair market value of the Company's assets, however, may be determined in large part by the market price of the Common Shares, which is likely to fluctuate, and the composition of the Company's income and assets will be affected by how, and how quickly, the Company spends any cash that is raised in any financing transaction. Thus, no assurance can be provided that we will not be classified as a PFIC for the 2019 taxable year or any future taxable year. Prospective investors should consult their tax advisors regarding the Company's PFIC status.

        If the Company is classified as a PFIC for any taxable year during which a U.S. Holder owns Common Shares, the U.S. Holder, absent certain elections (including the mark-to-market and QEF elections described below), will generally be subject to adverse rules (regardless of whether the Company continues to be classified as a PFIC) with respect to (i) any "excess distributions" (generally, any distributions received by the U.S. Holder on the Common Shares in a taxable year that are greater than 125% of the average annual distributions received by the U.S. Holder in the three preceding taxable years or, if shorter, the U.S. Holder's holding period for the Common Shares) and (ii) any gain realized on the sale or other disposition of the Common Shares.

        Under these adverse rules (a) the excess distribution or gain will be allocated ratably over the U.S. Holder's holding period, (b) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which the Company is classified as a PFIC will be taxed as ordinary income and (c) the amount allocated to each of the other taxable years during which the Company was classified as a PFIC will be subject to tax at the highest rate of tax in effect for the applicable category of taxpayer for that year and an interest charge will be imposed with respect to the resulting tax attributable to each such other taxable year. A U.S. Holder that is not a corporation will be required to treat any such interest paid as "personal interest," which is not deductible.

        U.S. Holders can avoid the adverse rules described above in part by making a mark-to-market election with respect to the Common Shares, provided that the Common Shares are "marketable." The Common Shares will be marketable if they are "regularly traded" on a "qualified exchange" or other market within the meaning of applicable U.S. Treasury regulations. For this purpose, the Common Shares generally will be considered to be regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. The Common Shares are currently listed on the NASDAQ, which constitutes a qualified exchange; however, there can be no assurance that the Common Shares will be treated as regularly traded for purposes of the mark-to-market election on a qualified exchange. If the Common Shares were not regularly traded on the NASDAQ or were delisted from the NASDAQ and were not traded on another qualified exchange for the requisite time period described above, the mark-to-market election would not be available.

        A U.S. Holder that makes a mark-to-market election must include in gross income, as ordinary income, for each taxable year an amount equal to the excess, if any, of the fair market value of the U.S. Holder's Common Shares at the close of the taxable year over the U.S. Holder's adjusted tax basis in the Common Shares. An electing U.S. Holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder's adjusted tax basis in the Common Shares over the fair market value of the Common Shares at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains previously included in income. A U.S. Holder that makes a mark-to-market election generally will adjust such U.S. Holder's tax basis in the Common Shares to reflect the amount included in gross income or allowed as a deduction because of such mark-to-market election. Gains from an actual sale or other disposition of the Common Shares will be treated as ordinary income, and any losses incurred on a sale or other disposition of the Common Shares will be treated as ordinary losses to the extent of any net mark-to-market gains previously included in income.

        If we are classified as a PFIC for any taxable year in which a U.S. Holder owns Common Shares, but before a mark-to-market election is made, the adverse PFIC rules described above will apply to any mark-to-market gain recognized in the year the election is made. Otherwise, a mark-to-market election will be effective for the taxable year for which the election is made and all subsequent taxable years. The election cannot be revoked without the consent of the IRS unless the Common Shares cease to be marketable, in which case the election is automatically terminated.

        If the Company is classified as a PFIC, a U.S. Holder of Common Shares will generally be treated as owning stock owned by the Company in any direct or indirect subsidiaries that are also PFICs and will be subject to similar adverse rules with respect to distributions to the Company by, and dispositions by the Company of, the stock of such subsidiaries. A mark-to-market election is not permitted for the shares of any subsidiary of the

Company that is also classified as a PFIC. Prospective investors should consult their tax advisors regarding the availability of, and procedure for making, a mark-to-market election.

        In some cases, a shareholder of a PFIC can avoid the interest charge and the other adverse PFIC consequences described above by making a QEF election to be taxed currently on its share of the PFIC's undistributed income. We will endeavor to satisfy the record keeping requirements that apply to a QEF and to supply requesting U.S. Holders with the information that such U.S. Holders are required to report under the QEF rules. There can be no assurance, however, that we will satisfy the record keeping requirements or provide the information required to be reported by U.S. Holders.

        A U.S. Holder that makes a timely and effective QEF election for the first tax year in which its holding period of its Common Shares begins generally will not be subject to the adverse PFIC consequences described above with respect to its Common Shares. Rather, a U.S. Holder that makes a timely and effective QEF election will be subject to U.S. federal income tax on such U.S. Holder's pro rata share of (a) the Company's net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the Company's ordinary earnings, which will be taxed as ordinary income to such U.S. Holder, in each case regardless of which such amounts are actually distributed to the U.S. Holder by the Company. Generally, "net capital gain" is the excess of (i) net long-term capital gain over (ii) net short-term capital loss, and "ordinary earnings" are the excess of (A) "earnings and profits" over (B) net capital gain.

        A U.S. Holder that makes a timely and effective QEF election with respect to the Company generally (a) may receive a tax-free distribution from us to the extent that such distribution represents "earnings and profits" that were previously included in income by the U.S. Holder because of such QEF election and (b) will adjust such U.S. Holder's tax basis in the Common Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF election. In addition, a U.S. Holder that makes a QEF election generally will recognize capital gain or loss on the sale or other taxable disposition of Common Shares.

        The QEF election is made on a shareholder-by-shareholder basis. Once made, a QEF election will apply to the tax year for which the QEF election is made and to all subsequent tax years, unless the QEF election is invalidated or terminated or the IRS consents to revocation of the QEF election. In addition, if a U.S. Holder makes a QEF election, the QEF election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC.

        If the Company is classified as a PFIC and then ceases to be so classified, a U.S. Holder may make an election (a "deemed sale election") to be treated for U.S. federal income tax purposes as having sold such U.S. Holder's Common Shares on the last day of the taxable year of the Company during which it was a PFIC. A U.S. Holder that made a deemed sale election would then cease to be treated as owning stock in a PFIC by reason of ownership of Common Shares in the Company. Any gain recognized, however, as a result of making the deemed sale election would be subject to the adverse rules described above and loss would not be recognized.

        If the Company is a PFIC in any year with respect to a U.S. Holder, the U.S. Holder will be required to file an annual information return on IRS Form 8621 regarding distributions received on Common Shares and any gain realized on the disposition of Common Shares.

        In addition, if the Company is a PFIC, U.S. Holders will generally be required to file an annual information return with the IRS (also on IRS Form 8621, which PFIC shareholders are required to file with their U.S. federal income tax or information returns) relating to their ownership of Common Shares.

        Prospective investors should consult their tax advisors regarding the potential application of the PFIC regime and any reporting obligations to which they may be subject under that regime.

Dividends

        Subject to the PFIC rules discussed above, any distributions paid by us out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), before reduction for any Canadian withholding tax paid with respect thereto, will generally be taxable to a U.S. Holder as foreign source dividend income, and generally will not be eligible for the dividends received deduction generally allowed to corporations.

        Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder's adjusted tax basis in the Common Shares and, thereafter, as capital gain. We do not, however, intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, U.S. Holders should expect that any distribution from us generally will be treated for U.S. federal income tax purposes as a dividend. Prospective investors should consult their own tax advisors with respect to the appropriate U.S. federal income tax treatment of any distribution received from us.

        Dividends paid to non-corporate U.S. Holders by us in a taxable year in which it is treated as a PFIC, or in the immediately following taxable year, will not be eligible for the special reduced rates normally applicable to long-term capital gains. In all other taxable years, dividends paid by us should be taxable to a non-corporate U.S. Holder at the special reduced rates normally applicable to long-term capital gains, provided that certain conditions are satisfied (including a minimum holding period requirement). We believe we were not a PFIC for the 2018 taxable year. However, no assurance can be provided that we will not be classified as a PFIC for 2019 and, therefore, no assurance can be provided that a U.S. Holder will be able to claim a reduced rate for dividends paid in 2019 or 2020 (if any). Please see the subsection above entitled "Material U.S. Federal Income Tax Considerations — "Tax Consequences if we are a Passive Foreign Investment Company" for a more detailed discussion.

        Under current law, payments of dividends by us to non-Canadian investors are generally subject to a 25% Canadian withholding tax. The rate of withholding tax applicable to U.S. Holders that are eligible for benefits under the Canada-United States Tax Convention (the "Convention") is reduced to a maximum of 15%. This reduced rate of withholding will not apply if the dividends received by a U.S. Holder are effectively connected with a permanent establishment of the U.S. Holder in Canada. For U.S. federal income tax purposes, U.S. Holders will be treated as having received the amount of Canadian taxes withheld by the Company, and as then having paid over the withheld taxes to the Canadian taxing authorities. As a result of this rule, the amount of dividend income included in gross income for U.S. federal income tax purposes by a U.S. Holder with respect to a payment of dividends may be greater than the amount of cash actually received (or receivable) by the U.S. Holder from the Company with respect to the payment.

        Subject to certain limitations, a U.S. Holder will generally be entitled, at the election of the U.S. Holder, to a credit against its U.S. federal income tax liability, or a deduction in computing its U.S. federal taxable income, for Canadian income taxes withheld by us. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. For purposes of the foreign tax credit limitation, dividends paid by us generally will constitute foreign source income in the "passive category income" basket. The foreign tax credit rules are complex and prospective investors should consult their tax advisors concerning the availability of the foreign tax credit in their particular circumstances.

        Dividends paid in Canadian dollars will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to the exchange rate in effect on the date the U.S. Holder (actually or constructively) receives the dividend, regardless of whether such Canadian dollars are actually converted into U.S. dollars at that time. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Gain or loss, if any, realized on a sale or other disposition of the Canadian dollars will generally be U.S. source ordinary income or loss to a U.S. Holder.

        We generally do not pay any dividends and do not anticipate paying any dividends in the foreseeable future.

Sale, Exchange or Other Taxable Disposition of Common Shares

        Subject to the PFIC rules discussed above, upon a sale, exchange or other taxable disposition of Common Shares, a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder's adjusted tax basis in the Common Shares.

        This capital gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period in the Common Shares exceeds one year. The deductibility of capital losses is subject to limitations. Any gain or loss will generally be U.S. source for U.S. foreign tax credit purposes.

Information Reporting and Backup Withholding

        Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from sales or other dispositions of Common Shares, generally will be reported to the IRS and to the U.S. Holder as required under applicable regulations. Backup withholding tax may apply to these payments if the U.S. Holder fails to timely provide in the appropriate manner an accurate taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. Certain U.S. Holders are not subject to the information reporting or backup withholding tax requirements described herein. U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding tax and the procedure for establishing an exemption.

        Backup withholding tax is not an additional tax. U.S. Holders generally will be allowed a refund or credit against their U.S. federal income tax liability for amounts withheld, provided the required information is timely furnished to the IRS.

        Subject to certain exceptions and future guidance, a U.S. Holder that is a "specified individual" or a "specified domestic entity" (as defined in the instructions to IRS Form 8938) must report annually to the IRS on IRS Form 8938 such U.S. Holder's interests in stock or securities issued by a non-U.S. person (such as the Company). U.S. Holders should consult their tax advisors regarding the information reporting obligations that may arise from their acquisition, ownership or disposition of Common Shares.

Canadian Federal Income Tax Considerations for U.S. Shareholders

        The following is a general summary, as of the date hereof, of the principal Canadian federal income tax considerations generally applicable to the holding and disposition of Common Shares acquired pursuant to this prospectus supplement by a holder who, at all relevant times, (a) for the purposes of the Income Tax Act (Canada) (the "Tax Act"), (i) is not resident, or deemed to be resident, in Canada, (ii) deals at arm's length with, and is not affiliated with, the Company, (iii) beneficially owns securities as capital property, (iv) does not use or hold the securities in the course of carrying on, or otherwise in connection with, a business or a part of a business carried on or deemed to be carried on in Canada and (v) is not a "registered non-resident insurer" or "authorized foreign bank" within the meaning of the Tax Act, and (b) for the purposes of the Convention, is a resident of the U.S., has never been a resident of Canada, does not have and has not had, at any time, a permanent establishment or fixed base in Canada, and is a qualifying person or otherwise qualifies for the full benefits of the Convention. Securities will generally be considered to be capital property to a holder unless such securities are held in the course of carrying on a business of buying or selling securities, or an adventure or concern in the nature of trade. Holders who meet all the criteria in clauses (a) and (b) are referred to herein as a "U.S. Shareholder" or "U.S. Shareholders." This summary does not deal with special situations, such as the particular circumstances of traders or dealers, holders an interest in which is a "tax shelter investment" as defined in the Tax Act, tax exempt entities, insurers, financial institutions, holders who have made a "functional currency" reporting election under section 261 of the Tax Act or holders who have entered or will enter into a "derivative forward agreement" (as defined in the Tax Act) in respect of securities. Such holders and other holders who do not meet the criteria in clauses (a) and (b) should consult their own tax advisors.

        This summary is based upon the current provisions of the Tax Act and the regulations thereunder (the "Regulations") and the Company's understanding of the current administrative policies and assessing practices of the Canada Revenue Agency ("CRA") made publicly available prior to the date hereof. It also takes into account all proposed amendments to the Tax Act and the Regulations publicly released by the Minister of Finance (Canada) ("Tax Proposals") prior to the date hereof, and assumes that all such Tax Proposals will be enacted as currently proposed. No assurance can be given that the Tax Proposals will be enacted in the form proposed or at all. This summary does not otherwise take into account or anticipate any changes in law, whether by way of legislative, judicial or administrative action or interpretation, nor does it take into account tax laws of any province or territory of Canada or of any other jurisdiction outside Canada.

        For purposes of the Tax Act, all amounts, including dividends, adjusted cost base and proceeds of disposition, must generally be determined in Canadian dollars using the applicable exchange rate quoted by the Bank of Canada for the relevant day or such other rate of exchange that is acceptable to the CRA.

        This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular U.S. Shareholder and no representation with respect to the federal income tax consequences to any particular U.S. Shareholder or prospective U.S. Shareholder is made. The tax consequences to a U.S. Shareholder will depend on the holder's particular circumstances. Accordingly, U.S. Shareholders should consult with their own tax advisors for advice with respect to their own particular circumstances.

Dividends

        Amounts paid or credited or deemed to be paid or credited as, on account or in lieu of payment, or in satisfaction of, dividends on our Common Shares to a U.S. Shareholder will be subject to Canadian withholding tax. Under the Convention, the rate of Canadian withholding tax on dividends paid or credited by us to a U.S. Shareholder that beneficially owns such dividends is generally 15% unless the beneficial owner is a company that owns at least 10% of our voting stock at that time, in which case the rate of Canadian withholding tax is reduced to 5%.

Dispositions

        A U.S. Shareholder will generally not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of Common Shares, unless the Common Shares constitute "taxable Canadian property" to the U.S. Shareholder at the time of disposition and the U.S. Shareholder is not entitled to relief under the Convention. Generally, Common Shares will not constitute taxable Canadian property to a U.S. Shareholder provided Common Shares are listed on a designated stock exchange (which currently includes the NASDAQ and the TSX) at the time of the disposition, unless (1) at any time during the 60-month period immediately preceding the disposition, (a) one or any combination of (A) the U.S. Shareholder, (B) persons with whom the U.S. Shareholder did not deal at arm's length and (C) partnerships in which the U.S. Shareholder or a person described in (B) holds a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any series or class of our capital stock and (b) more than 50% of the fair market value of Common Shares was derived directly or indirectly from one or any combination of (i) real or immovable property situated in Canada, (ii) "Canadian resource properties" (as defined in the Tax Act), (iii) "timber resource properties" (as defined in the Tax Act) and (iv) options in respect of, or interests in, or for civil law rights in property described in (i) to (iii), whether or not the property exists, or (2) Common Shares are otherwise deemed to be taxable Canadian property to the U.S. Shareholder.

        If the Common Shares constitute taxable Canadian property to a particular U.S. Shareholder, any capital gain arising on their disposition may be exempt from Canadian tax under the Convention if, at the time of disposition, the Common Shares do not derive their value principally from real property situated in Canada as defined in the Convention.

        As long as the Common Shares are listed at the time of their disposition on the NASDAQ, the TSX or another "recognized stock exchange" (as defined in the Tax Act), a U.S. Shareholder who disposes of the Common Shares that are taxable Canadian property will not be required to apply for and obtain a certificate of compliance and will not be subject to withholding by a purchaser under section 116 of the Tax Act. An exemption from such obligations may also be available in respect of such a disposition if the Common Shares are "treaty-protected property" (as defined in the Tax Act) of the disposing U.S. Shareholder.

LEGAL MATTERS

        Certain legal matters relating to the offering of Common Shares under this prospectus supplement will be passed upon for us by Stikeman Elliott LLP with respect to matters of Canadian law and by Barnes & Thornburg LLP with respect to matters of U.S. law. Ellenoff Grossman & Schole LLP, located in New York, New York, is acting as counsel for the Placement Agent with respect to certain legal matters in connection with this offering.

 EXPERTS

        The consolidated financial statements incorporated into this prospectus supplement and the accompanying prospectus by reference to our Annual Report on Form 20-F/A for the financial year ended December 31, 2018, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual reports on Form 20-F with the SEC, and we furnish other documents, such as quarterly and current reports, proxy statements and other information and documents that we file with the Canadian securities regulatory authorities, to the SEC, as required. The materials we file with or furnish to the SEC are available to the public on the SEC's Internet website at www.sec.gov. Those filings are also available to the public on our corporate website at www.zentaris.com. Information contained on our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only. As we are a Canadian issuer, we also file continuous disclosure documents with the Canadian securities regulatory authorities, which documents are available on the System for Electronic Document Analysis and Retrieval ("SEDAR") website maintained by the Canadian Securities Administrators at www.sedar.com.

        This prospectus supplement and the accompany prospectus forms part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at www.sec.gov.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 filed by us with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed with or furnished to the SEC. For further information about us and the securities offered by this prospectus supplement, we refer you to the registration statement and its exhibits and schedules which may be obtained as described herein.

        The SEC allows us to "incorporate by reference" the information contained in documents that we file with or furnish to it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information in documents that we subsequently file with or furnish to the SEC and the Canadian securities regulatory authorities will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below into this prospectus supplement, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of all the securities by this prospectus supplement is completed, including all filings made after the date of this prospectus supplement. We hereby incorporate by reference the documents listed below:

  •
  our 2018 Annual Report on Form 20-F for the year ended December 31, 2018, which includes, among other items, (i) our consolidated statements of financial position as at December 31, 2018, and December 31, 2017, and our consolidated statements of changes in shareholders' (deficiency) equity, comprehensive income (loss) and cash flows for the years ended December 31, 2018, 2017 and 2016 and the report of independent registered public accounting firm dated March 29, 2019, thereon included in Item 18; (ii) management's annual report on internal control over financial reporting included in Item 15, and (iii) Management's Discussion and Analysis included in "Item 5. — Operating and Financial Review and Prospects";

  •
  a management information circular dated March 26, 2019, in connection with an annual and special meeting of shareholders held on May 8, 2019, included as Exhibit 99.3 to a Report on Form 6-K furnished to the SEC on April 1, 2019;

  •
  unaudited condensed interim consolidated financial statements as at March 31, 2019, and for the three-month periods ended March 31, 2019 and 2018, included as Exhibit 99.1 to a Report on 6-K furnished to the SEC on May 7, 2019;

  •
  a Form8-A12B/A filed with the SEC on May 5, 2019, to amend our previously filed Form 8-A12B filed on April 14, 2017;

  •
  a management's discussion and analysis for the first quarter of 2019, included as Exhibit 99.2 to a Report on 6-K furnished to the SEC on May 7, 2019;

  •
  the results of the annual and special shareholders' meeting held on May 8, 2019, included as Exhibit 99.1 to a Report on 6-K furnished to the SEC on May 9, 2019;

  •
  the Amended and Restated Shareholder Rights Plan Agreement (amending and restating the Shareholder Rights Plan dated March 29, 2016) between the Company and Computershare Trust Company of Canada dated as of May 8, 2019, included as Exhibit 99.2 to a Report on 6-K furnished to the SEC on May 9, 2019;

  •
  a material change report dated June 7, 2019, in connection with the reduction of our German workforces and operations, included as Exhibit 99.1 to a Report on Form 6-K furnished to the SEC on June 10, 2019;

  •
  the Annual Report on Form 20-F/A filed with the SEC on July 26, 2019, to amend our previously filed Annual Report on Form 20-F filed on April 1, 2019;

  •
  unaudited condensed interim consolidated statements as at June 30, 2019 and for the three-month periods ended June 30, 2019 and 2018, included as Exhibit 99.1, 101.IV, 101.SCH, 101.CAL, 101.DEF, 101.LAB and 101.PRE to a Report on 6-K furnished to the SEC on August 13, 2019;

  •
  a management's discussion and analysis for the second quarter of 2019, included as Exhibit 99.2 to a Report on 6-K furnished to the SEC on August 13, 2019;

  •
  a press release announcing a director resignation on August 20, 2019, included as Exhibit 99.1 to a Report on 6-K furnished to the SEC on August 21, 2019; and

  •
  to the extent permitted by applicable securities law, any other documents which we elect to incorporate by reference into this prospectus supplement.

        All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus supplement and deemed to be a part hereof after the date of this prospectus supplement, but before the termination of the offering by this prospectus supplement.

        We will provide each person to whom this prospectus supplement is delivered a copy of all of the information that has been incorporated by reference into this prospectus supplement or the accompanying prospectus, but not delivered with this prospectus supplement and the accompanying prospectus. You may obtain copies of these filings, at no cost, by writing or telephoning us at:

Aeterna Zentaris Inc.
Attention: Investor Relations
315 Sigma Drive,
Summerville, South Carolina
USA, 29486
Tel. (843) 900-3223

        You should rely only on the information contained in this prospectus supplement, including information incorporated by reference as described above. We have not authorized anyone else to provide you with different information. You should not assume the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PROSPECTUS

US$45,000,000

Common Shares
Common Share Purchase Rights
Preferred Shares
Warrants
Units

        Aeterna Zentaris Inc. ("Aeterna Zentaris", "we", "us" or the "Company") may from time to time during the period that this prospectus (the "Prospectus"), including any amendments hereto, remains valid, offer, sell, and issue under this Prospectus, together or separately, in one or more offerings, any combination of the securities listed above (the "Securities"). The maximum aggregate initial public offering price of the Securities offered through this Prospectus is US$45,000,000.

        This Prospectus describes the general terms that may apply to the Securities offered. The specific terms of any offering of Securities will be set out in the applicable supplement to this Prospectus (each, a "Prospectus Supplement"), including, where applicable, the type and number of Securities offered, the manner of determination of the public offering price, the currency in which the Securities will be issued and any other specific terms applicable thereto.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        Investing in the Securities involves a high degree of risk. Before making any decision to invest in our Securities, you should carefully consider the information disclosed under "Risk Factors" beginning on page 2 of this Prospectus, as well as those risk factors contained or incorporated by reference into this Prospectus and in the applicable Prospectus Supplements.

        Our common shares ("Common Shares") are listed on both the NASDAQ Capital Market ("NASDAQ") and on the Toronto Stock Exchange ("TSX") under the symbol "AEZS". On July 30, 2019, the last reported sales price of our Common Shares on NASDAQ was $2.51 per share and on TSX was C$3.31 per share. None of the other Securities that we may offer through this Prospectus are currently traded on any securities exchange.

        We may offer and sell the Securities on a continuous or delayed basis, through agents, dealers, or underwriters, or directly to purchasers in the U.S. without the involvement of agents, underwriters or dealers. We may also sell the securities directly to institutional investors or others in the U.S. who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The applicable Prospectus Supplement will set out the names of any agents, dealers, or underwriters, or any such direct institutional investors in or purchasers of our Securities involved in the sale or re-sale of our Securities and the plan of distribution for such Securities, including the manner of determination of the public offering price and the compensation of any such agents and/or such other amounts payable to any direct institutional investors in and purchasers of our Securities. Net proceeds from the sale of securities will be set forth in the applicable Prospectus Supplement. See "Plan of Distribution". The Securities offered by this Prospectus have not been qualified in Canada and may not be offered or sold in Canada except pursuant to a Canadian prospectus or prospectus exemption.

        The aggregate market value of our Common Shares held by non-affiliates pursuant to General Instruction I.B.5 of Form F-3 is $42,072,103 which was calculated based on 16,629,290 of our Common Shares outstanding and held by non-affiliates as of the date of this Prospectus and a price of $2.53 per share, the closing price of our Common Shares on NASDAQ on July 22, 2019. We have not sold any Securities of the types listed above pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes the date of this Prospectus.

The date of this Prospectus is August 13, 2019

ABOUT THIS PROSPECTUS

        This Prospectus is a part of a registration statement on Form F-3 that we have filed with the Securities and Exchange Commission ("SEC") utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of the Securities described in this prospectus as being offered, from time to time in one or more offerings, up to a total dollar amount of $45,000,000.

        This Prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The applicable Prospectus Supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this Prospectus or in the documents that we have incorporated by reference. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. If there is any inconsistency between the information in this Prospectus and the applicable Prospectus Supplement, you should rely on the information in the Prospectus Supplement. Before investing in our Securities, you should read both this Prospectus and any applicable Prospectus Supplement together with the additional information described under the heading "Where You Can Find More Information."

        The financial statements included in or incorporated by reference into this Prospectus have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. Our consolidated financial statements are subject to the standards of the Public Company Accounting Oversight Board (United States) and the SEC independence standards, and thus may not be comparable to financial statements of United States ("U.S.") companies.

        You should rely only on the information provided or incorporated by reference in this Prospectus, any free writing prospectus and any Prospectus Supplement, if applicable. We have not authorized anyone to provide you with different information. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our Securities.

        Unless otherwise stated, currency amounts in this Prospectus are stated in United States dollars, or "$" or "US$".

        In this Prospectus and in any Prospectus Supplement, unless otherwise indicated, references to "we", "us", "our", "Aeterna Zentaris" or the "Company" are to Aeterna Zentaris Inc., a Canadian corporation, and its consolidated subsidiaries, unless it is clear that such terms refer only to Aeterna Zentaris Inc. excluding its subsidiaries.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        This Prospectus, the accompanying Prospectus Supplement and the documents incorporated herein by reference contain forward-looking statements made pursuant to the safe-harbor provision of the U.S. Securities Litigation Reform Act of 1995, which reflect our current expectations regarding future events. Forward-looking statements may include, but are not limited to statements preceded by, followed by, or that include the words "will," "expects," "believes," "intends," "would," "could," "may," "anticipates," and similar terms that relate to future events, performance, or our results. Forward-looking statements involve known risks and uncertainties, including those discussed in the Annual Report on Form 20-F, under the caption "Key Information—Risk Factors" filed with the relevant Canadian securities regulatory authorities in lieu of an annual information form and with the

SEC. Known and unknown risks and uncertainties could cause our actual results to differ materially from those in forward-looking statements. Such risks include but are not limited to:

  •
  our now heavy dependence on the success of Macrilen™ (macimorelin) and related out-licensing arrangements and the continued availability of funds and resources to successfully launch the product;

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  the ability of Aeterna Zentaris to enter into out-licensing, development, manufacturing and marketing and distribution agreements with other pharmaceutical companies and keep such agreements in effect;

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  reliance on third parties for the manufacturing and commercialization of our product candidates;

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  potential disputes with third parties, leading to delays in or termination of the manufacturing, development, out-licensing or commercialization of our product candidates, or resulting in significant litigation or arbitration, and, more generally, uncertainties related to the regulatory process;

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  the ability of the Company to efficiently commercialize or out-license Macrilen™ (macimorelin);

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  the degree of market acceptance of Macrilen™ (macimorelin);

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  our ability to obtain necessary approvals from the relevant regulatory authorities to enable us to use the desired brand names for our products;

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  the effect on the Company's operations, cash flow and financial position because of the impact of the securities class action litigation;

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  any evaluation of potential strategic alternatives to maximize potential future growth and stakeholder value may not result in any such alternative being pursued, and even if pursued, may not result in the anticipated benefits;

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  our ability to take advantage of business opportunities in the pharmaceutical industry;

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  our ability to protect our intellectual property;

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  the potential of liability arising from shareholder lawsuits and general changes in economic conditions.

        More detailed information about these and other factors is included under "Risk Factors" in this Prospectus, the accompanying Prospectus Supplement and in other documents incorporated herein by reference. Investors should consult the Company's quarterly and annual filings with the Canadian and U.S. securities commissions for additional information on risks and uncertainties. Many of these factors are beyond our control. Future events may vary substantially from what we currently foresee. You should not place undue reliance on such forward-looking statements. The Company disavows and is under no obligation to update or alter such forward-looking statements whether as a result of new information, future results, events, developments or otherwise, unless required to do so by a governmental authority or applicable law.

RISK FACTORS

        Investing in our Securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the applicable Prospectus Supplement and any related free writing prospectus and under the captions "Risk Factors" in any of our filings with the SEC, including the item captioned "Risk Factors" in our most recent Annual Report on Form 20-F and subsequent consolidated financial statements and corresponding management's discussion and analysis filed with the Canadian securities regulatory authorities and our Reports on Form 6-K furnished to the SEC including our unaudited interim consolidated financial statements and corresponding management's discussion and analysis. For additional information, please see the sources described in "Where You Can Find More Information."

        These risks are not the only risks we face. Additional risks not presently known to us, or that we currently view as immaterial, may also impair our business, if any of the risks described in our SEC filings or any Prospectus Supplement or any additional risks actually occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In that case, the value of our securities could decline substantially and you could lose all or part of your investment.

OUR BUSINESS

        Overview.    We are a specialty biopharmaceutical company engaged in commercializing novel pharmaceutical therapies, principally through out-licensing arrangements. We are a party to a license and assignment agreement with Novo Nordisk A/S ("Novo") to carry out development, manufacturing, registration, regulatory and supply chain for the commercialization of Macrilen™ (macimorelin), which is to be used in the diagnosis of patients with adult growth hormone deficiency ("AGHD"), in the United States and Canada (the "License and Assignment Agreement"). In addition, we are actively pursuing business development opportunities for macimorelin in the rest of the world and to monetize the value of our non-strategic assets.

        Our Strategy.    Our primary business strategy is to finalize the development, manufacturing, registration and commercialization of Macrilen™ (macimorelin) through the License and Assignment Agreement in the United States and Canada. We continue to explore various alternatives to monetize our rights to Macrilen™ (macimorelin) in other countries around the globe, including whether to find other license partners in these jurisdictions. Our vision is to become a growth-oriented specialty biopharmaceutical company.

  Drug Development.

Macrilen™ (macimorelin)

        Macrilen™ (macimorelin) is a novel orally available peptidomimetic ghrelin receptor agonist that stimulates the secretion of growth hormone by binding to the ghrelin receptor (GHSR-1a) and that has potential uses in both endocrinology and oncology indications. Macrilen™ (macimorelin) was granted orphan-drug designation by the U.S. Food and Drug Administration (the "FDA") for use in evaluating growth hormone deficiency ("GHD").

        Competitors for Macrilen™ (macimorelin) as a product for the evaluation of AGHD are principally the diagnostic tests currently performed by endocrinologists, although none of these tests are approved by the FDA for this purpose. The most commonly used diagnostic tests for GHD are:

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  Measurement of blood levels of Insulin Growth Factor ("IGF")-1, which is typically used as the first test when GHD is suspected. However, this test is not used to definitively diagnose GHD because many growth hormone deficient patients show normal IGF-1 levels.

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  The Insulin Tolerance Test ("ITT"), which has historically been considered the gold standard for the evaluation of AGHD because of its high sensitivity and specificity. However, the ITT is inconvenient to both patients and physicians, administered intravenously (IV), and contra-indicated in certain patients, such as patients with coronary heart disease or seizure disorder, because it requires the patient to experience hypoglycemia to obtain an accurate result. Some physicians will not induce full hypoglycemia, intentionally compromising accuracy to increase safety and comfort for the patient. Furthermore, administration of the ITT includes additional costs associated with the patient being closely monitored by a physician for the two- to four-hour duration of the test and the test must be administered in a setting where emergency equipment is available and where the patient may be quickly hospitalized. The ITT is not used for patients with co-morbidities, such as cardiovascular disease, seizure disorder or a history of brain cancer or for patients who are elderly and frail, due to safety concerns.

  •
  The Glucagon Stimulation Test ("GST") is considered relatively safe by endocrinologists. The mechanism of action for this test is unclear. Also, this test takes up to three to four hours. It produces side effects in up to one-third of the patients with the most common being nausea during and after the test. This test is administered intramuscularly (IM).

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  The GHRH + ARG test (growth hormone releasing hormone-arginine stimulation) which is an easier test to perform in an office setting and has a good safety profile but is considered to be costly to administer compared to the ITT and the GST. GHRH + ARG is approved in the EU and has been proposed to be the best alternative to ITT, but GHRH is no longer available in the United States. This test is administered intravenously (IV).

        Oral administration of Macrilen™ (macimorelin) offers convenience and simplicity over the current GHD tests used, all of which require either intravenous or intramuscular administration. Additionally, Macrilen™ (macimorelin) may demonstrate a more favorable safety profile than existing diagnostic tests, some of which may be inappropriate for certain patient populations, e.g. diabetes mellitus or coronary heart disease, and have demonstrated a variety of side effects, which Macrilen™ (macimorelin) has not thus far. These factors may be limiting the use of GHD testing and may potentially enable Macrilen™ (macimorelin) to become the product of choice in evaluating AGHD. We believe that Macrilen™ (macimorelin) is likely to displace the ITT as the preferred means by endocrinologists of evaluating AGHD for the following reasons:

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  it is safer and more convenient than the ITT because it does not require the patient to become hypoglycemic;

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  Macrilen™ (macimorelin) is administered orally, while the ITT requires an intravenous injection of insulin;

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  Macrilen™ (macimorelin) is a more robust test than the ITT leading to evaluable test results;

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  Macrilen™ (macimorelin) results are highly reproducible;

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  the evaluation of AGHD using Macrilen™ (macimorelin) is less time-consuming and labor-intensive than the ITT; and

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  the evaluation can be conducted in the physician's office rather than in a hospital-like setting.

        We believe that approximately 15,000 AGHD tests will be conducted annually, in the U.S., after full market introduction of Macrilen™ (macimorelin). In addition, based on published information from the U.S. Centers for Disease Control and Prevention, different scientific publications and Huron and Navigant Research, we estimate that the total potential U.S. market for AGHD evaluation is approximately 65,000 tests per year, including the evaluation of patients who have suffered traumatic brain injury ("TBI"). In patients with TBI, GHD is frequent and may contribute to cognitive sequelae and reduction in quality of life. GHD may develop in approximately 28% of TBI victims according to a recent 5 year prospective study.

Development History

        The following is a summary of the history of our development of Macrilen™ (macimorelin):

2004 - 2014

  •
  We out-licensed the development compound macimorelin acetate to Ardana Bioscience in 2004. Ardana Bioscience subsequently initiated the clinical development program of macimorelin acetate as an orally active compound intended to be used in the diagnosis of AGHD, however in 2008 Ardana Bioscience filed for bankruptcy so we terminated the license and regained rights to the compound. On October 19th, 2009, we announced that we would continue the macimorelin clinical development program for use in evaluating the AGHD and assumed the sponsorship of the Investigational New Drug Application (IND). On December 20, 2010, we announced we had reached agreement with the FDA on a Special Protocol Assessment ("SPA") for Macrilen™ (macimorelin), enabling us to complete the ongoing registration study required to gain approval for use in evaluating AGHD. On July 26, 2011, we announced the completion of the Phase 3 study of Macrilen™ (macimorelin) as a first oral product for use in evaluating AGHD and the decision to meet with the FDA for the future filing of an NDA for the registration of Macrilen™ (macimorelin) in the United States. On June 26, 2012, we announced that the final results from a Phase 3 trial for Macrilen™ (macimorelin) showed that the drug is safe and effective in evaluating AGHD. In November 2013, we filed an NDA for Macrilen™ (macimorelin) for the evaluation of AGHD by evaluating the pituitary gland secretion of growth hormone in response to an oral dose of the product. The FDA accepted the NDA for substantive review in January 2014. On November 6, 2014, the FDA informed us, by issuing a Complete Response Letter ("CRL"), that it had determined that our NDA could not be approved in its then present form. The CRL stated that the planned analysis of our pivotal trial did not meet its stated primary efficacy objective as agreed to in the SPA. The CRL further mentioned issues related to the lack of complete and verifiable source data for determining whether patients were accurately diagnosed with AGHD. The FDA concluded that, "in light of the failed primary analysis and data deficiencies noted, the clinical trial does not by itself support the indication." To address the deficiencies identified above, the CRL stated that we needed to demonstrate the efficacy of Macrilen™ (macimorelin) as a diagnostic test for GHD in a new, confirmatory clinical study. The CRL also stated that a serious event of electrocardiogram QT interval prolongation occurred for which attribution to drug could not be excluded. Therefore, a dedicated thorough QT study to evaluate the effect of macimorelin on the QT interval would be necessary for FDA clearance and approval.

2015 - present

  •
  Following receipt of the CRL, we assembled a panel of experts in the field of growth-hormone deficiency, including experts in the field from both the United States and the EU. The panel met on January 8, 2015, during which we discussed our conclusions from the CRL, as well as the potential design of a new pivotal study. The panel advised us to continue to seek approval for Macrilen™ (macimorelin) because of their confidence in its efficacy and because there currently is no FDA-approved diagnostic test for AGHD. In parallel, we collected information on timelines and costs for such a study.

  •
  During an end-of-review meeting with the FDA on March 6, 2015, we agreed with the FDA on the general design of the confirmatory Phase 3 study of Macrilen™ (macimorelin) for the evaluation of AGHD, as well as evaluation criteria. We agreed with the FDA that the confirmatory study will be conducted as a two-way crossover with the ITT as the benchmark comparator.

  •
  On April 13, 2015, we announced plans to conduct a new, confirmatory Phase 3 clinical study to demonstrate the efficacy of Macrilen™ (macimorelin) for the evaluation of AGHD, as well as a dedicated thorough QT study to evaluate the effect of Macrilen™ (macimorelin) on myocardial repolarization. The confirmatory Phase 3 clinical study of Macrilen™ (macimorelin), entitled "Confirmatory validation of oral macimorelin as a growth hormone (GH) stimulation test (ST) for the diagnosis of AGHD in comparison with the insulin tolerance test (ITT)", was designed as a two-way crossover study with the ITT as the benchmark comparator and involved 31 sites in the United States and Europe. The study population was planned to include at least 110 subjects (at least 55 ITT-positive and 55 ITT-negative) with a medical history documenting risk factors for AGHD, and was planned to include a spectrum of subjects from those with a low risk of having AGHD to those with a high risk of having the condition.

  •
  On May 26, 2015, we announced that we had received written scientific advice from the EMA regarding the further development plan, including the study design, for the new confirmatory Phase 3 clinical study of Macrilen™ (macimorelin) for use in evaluating AGHD. As a result of the advice, we believe that the confirmatory Phase 3 study that was agreed with the FDA meets the EMA's study-design expectations as well, allowing for U.S. and European approval, if the study is successful.

  •
  On November 19, 2015, we announced the enrollment of the first patient in the confirmatory Phase 3 clinical study of Macrilen™ (macimorelin).

  •
  On October 26, 2016, we announced completion of patient recruitment for the confirmatory Phase 3 clinical trial of Macrilen™ (macimorelin) as a growth hormone stimulation test for the evaluation of AGHD. In addition, we completed the dedicated QT study as requested by the FDA in the CRL to evaluate the effect of Macrilen™ (macimorelin) on the QT interval.

  •
  On January 4, 2017, we announced that, based on an analysis of top-line data, the confirmatory Phase 3 clinical trial of Macrilen™ (macimorelin) failed to achieve one of its co-primary endpoints. Under the study protocol, the evaluation of AGHD with Macrilen™ (macimorelin) would be considered successful, if the lower bound of the two-sided 95% confidence interval for the primary efficacy variables was 75% or higher for "percent negative agreement" with the ITT, and 70% or higher for the "percent positive agreement" with the ITT. While the estimated percent negative agreement met the success criteria, the estimated percent positive agreement did not reach the criteria for a successful outcome. Therefore, the results did not meet the pre-defined equivalence criteria which required success for both the percent negative agreement and the percent positive agreement.

  •
  On February 13, 2017, we announced that, after reviewing the raw data on which the top-line data were based, we had concluded that Macrilen™ (macimorelin) had demonstrated performance supportive of achieving FDA registration and that we intended to pursue registration. The announcement set forth the facts on which our conclusion was based. The Company met with the FDA at the end of March 2017 to discuss this position.

  •
  On March 7, 2017, we announced that the Pediatric Committee ("PDCO") EMA agreed to the Company's Pediatric Investigation Plan ("PIP") for Macrilen™ (macimorelin) and agreed that the Company may defer conducting the PIP until after it files a Marketing Authorization Application ("MAA") seeking marketing authorization for the use of Macrilen™ (macimorelin) for the evaluation of AGHD.

  •
  On July 18, 2017, we were provided a PDUFA date of December 30, 2017 by the FDA.

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  On November 27, 2017, the EMA accepted our MMA submission for Macrilen™ (macimorelin).

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  On December 20, 2017, the FDA approved the market authorization for Macrilen™ (macimorelin), to be used in the diagnosis of patients with adult growth hormone deficiency (AGHD).

  •
  On January 16, 2018, the Company, through AEZS Germany, entered into a License and Assignment Agreement to carry out development, manufacturing, registration, regulatory and supply chain services for the commercialization of Macrilen™ (macimorelin) in the U.S. and Canada as further described below.

  •
  In the August 2018, Volume 103, Issue 8 edition of The Journal of Clinical Endocrinology and Metabolism, the pivotal Phase 3 data from the macimorelin confirmatory trial was published by Jose M. Garcia, MD, PhD, et al., titled 'Macimorelin as a Diagnostic Test for Adult GH Deficiency'.

  •
  On November 19, 2018, we announced the Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMA) adopted a positive opinion recommending a marketing authorization for macimorelin.

  •
  On January 16, 2019, the Company announced that the EMA granted marketing authorization for macimorelin.

Macrilen™ (macimorelin) License and Assignment Agreement

        On January 16, 2018, the Company, through AEZS Germany, entered into a License and Assignment Agreement with Strongbridge Ireland Limited ("Strongbridge") to carry out development, manufacturing, registration, regulatory and supply chain services for the commercialization of Macrilen™ (macimorelin) in the U.S. and Canada. This agreement provides (i) for the "right to use" license relating to the Adult Indication; (ii) for the right to acquire a license for the Pediatric Indication if and when the FDA approves a pediatric indication; (iii) that the licensee is to fund 70% of the costs of a pediatric clinical trial submitted for approval to the EMA and FDA (the "PIP") to be run by the Company with customary oversight from a joint steering committee (the "JSC"); and (iv) the Interim Supply Arrangement.

        Effective December 19, 2018, Strongbridge sold the United States and Canadian rights to Macrilen™ (macimorelin) under the License and Assignment Agreement to Novo for a payment plus tiered royalties on net sales and Novo will fund Strongbridge's Macrilen™ (macimorelin) field organization as a contract field force to promote the product in the United States for up to three years.

(i)
Adult Indication

        Under the terms of the License and Assignment Agreement, and for as long as Macrilen™ (macimorelin) is patent-protected, the Company will be entitled to a 15% royalty on annual net sales up to $75.0 million and an 18% royalty on annual net sales above $75.0 million. Following the end of patent protection in the United States or Canada for Macrilen™ (macimorelin), the Company will be entitled to a 5% royalty on net sales in that country. In addition, the Company will receive one-time payments ranging from $4.0 million to $100.0 million upon the achievement of commercial milestones going from $25.0 million annual net sales up to $500.0 million annual net sales.

        In January 2018, the Company received a cash payment of $24.0 million from Strongbridge and on July 23, 2018, Strongbridge launched product sales of Macrilen™ (macimorelin) in the United States. In 2018, the Company received royalty fees of $183,878 and in the first quarter of 2019 received royalty fees of $12,872 under the License and Assignment Agreement.

(ii)
Pediatric Indication

        Upon approval by the FDA of a pediatric indication for Macrilen™ (macimorelin), the Company will receive a one-time milestone payment from Novo of $5.0 million.

(iii)
PIP study

        We have initiated an open label, single dose trial to investigate the pharmacokinetics, pharmacodynamics, safety and tolerability of macimorelin in pediatric patients from two to less than 18 years of age with suspected growth hormone deficiency ("GHD"). Under the terms of the License and Assignment Agreement, the licensee will pay 70% and the Company will pay the remaining 30% of the research and development costs associated with the PIP. The Company invoiced $358,000 in 2018 and $307,705 in the first quarter of 2019 as licensee's share of the costs incurred by the Company under the PIP.

(iv)
Interim supply arrangement

        The Company has agreed to supply ingredients for the manufacture of Macrilen™ (macimorelin) during an interim period at a price that is set 'at cost', without any profit margin. The Company invoiced $2,108,000 in 2018 and no amounts in the first quarter of 2019 under an interim supply agreement.

Rest of world commercialization of macimorelin

        On January 16, 2019, we announced that the EMA had granted marketing authorization for macimorelin for the diagnosis of AGHD. AGHD may occur in an adult patient who has a history of childhood onset GHD or may occur during adulthood as an acquired condition. Considering a population of 512 million for the European Union and the UK, research based on prevalence suggests that at least 35,000 adults could be afflicted with GHD. This milestone marks a key development in our European commercialization strategy and we are in discussions with a variety of companies regarding licensing and/or distribution opportunities in the rest of the world.

Special Committee

        On March 12, 2019, we announced that our board of directors (the "Board of Directors") formed a special committee of independent directors (the "Special Committee") to review strategic options available to the Company. The Special Committee has approved the engagement by the Company of a financial advisor that is working with management to assist the Special Committee and the Board of Directors in considering a wide range of transactions (including opportunities for the license of Macrilen™ (macimorelin) outside of the United States and Canada), or other monetization transactions relating to Macrilen™ (macimorelin). As of the date hereof, the Special Committee continues to evaluate strategic options but has not recommended that the Company enter into any particular transaction at this time.

Restructuring in Germany

        On June 7, 2019, we announced that the Company is reducing the size of its German workforce and operations to more closely reflect the Company's ongoing commercial activities in Frankfurt. This restructuring will affect eight employees in Frankfurt, Germany and is expected to result in US$773,000 of severance costs that is expected to be paid by January 31, 2020.

Securities Class action lawsuit

        The Company and certain of its current and former officers are defendants in a class-action lawsuit pending in the U.S. District Court for the District of New Jersey, brought on behalf of the shareholders of the Company. The lawsuit alleges violations of the Securities Exchange Act of 1934 in connection with allegedly false and misleading statements made by the defendants between August 30, 2011 and November 6, 2014 (the "Class Period"), regarding the safety and efficacy of Macrilen™ (macimorelin) and the prospects for the approval of the Company's New Drug Application for the product by the FDA. The Plaintiffs represent a class comprised of purchasers of the Company's common shares during the Class Period and seek damages, costs and expenses and such other relief as determined by the Court. We consider the claims that have been asserted in the lawsuit to be without merit and are vigorously defending against them, We cannot, however, predict at this time the outcome or potential losses, if any, with respect to this lawsuit.

Corporate Information

        We were incorporated on September 12, 1990 under the Canada Business Corporations Act (the "CBCA") and continue to be governed by the CBCA. Our registered address is located at

5300 Commerce Court West, 199 Bay Street, Toronto, Ontario, Canada M5L 1B9 c/o Stikeman Elliott, LLP. Our principal executive offices are located at 315 Sigma Drive, Summerville, South Carolina 29486; our telephone number is (843) 900-3223 and our website is www.zentaris.com. None of the documents or information found on our website shall be deemed to be included in or incorporated by reference into this Annual Report on Form 20-F, unless such document is specifically incorporated herein by reference. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

        We currently have three wholly owned direct and indirect subsidiaries, Aeterna Zentaris GmbH ("AEZS Germany"), based in Frankfurt, Germany, Zentaris IVF GmbH, a direct wholly owned subsidiary of AEZS Germany, based in Frankfurt, Germany, and Aeterna Zentaris, Inc., an entity incorporated in the State of Delaware with an office based in Summerville, South Carolina in the U.S.

SECURITIES WE MAY OFFER

        The Securities that may be offered from time to time through this Prospectus are:

  •
  Common Shares;

  •
  Preferred Shares, which we may issue in one or more series;

  •
  Rights to purchase Common Shares;

  •
  Warrants entitling the holders to purchase Common or Preferred Shares; and

  •
  Units.

        We will describe the terms of particular Securities that we may offer in the accompanying Prospectus Supplement we will deliver with this Prospectus. This Prospectus may not be used to offer or sell any securities unless accompanied by a Prospectus Supplement. In each Prospectus Supplement we will include, if relevant and material, the following information:

  •
  Type and amount of Securities which we propose to sell;

  •
  Initial public offering price of the Securities;

  •
  Rates and times of payment of interest, dividends, or other payments, if any;

  •
  Redemption, conversion, exercise, exchange, settlement, or sinking fund terms, if any;

  •
  Ranking;

  •
  Voting or other rights, if any;

  •
  Conversion, exchange, or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange, or settlement prices or rates in the Securities or other property receivable upon conversion, exchange, or settlement;

  •
  Names of the underwriters, agents, or dealers, if any, through or to which we or any selling securityholder will sell the Securities;

  •
  Compensation, if any, of those underwriters, agents, or dealers;

  •
  Details regarding over-allotment options, if any;

  •
  Net proceeds to us;

  •
  Information about any securities exchange or automated quotation system on which the Securities will be listed or traded;

  •
  Material Canadian and United States federal income tax considerations applicable to the Securities;

  •
  Any material risk factors associated with the Securities; and

  •
  Any other material information about the offer and sale of the Securities.

        In addition, the applicable Prospectus Supplement and any related free writing prospectus may add, update or change the information contained in this Prospectus or in the documents we have incorporated by reference.

DESCRIPTION OF SHARE CAPITAL

        Our authorized share capital structure consists of an unlimited number of shares of the following classes (all classes are without nominal or par value): Common Shares; and first preferred shares (the "First Preferred Shares") and second preferred shares (the "Second Preferred Shares" and, together with the First Preferred Shares, the "Preferred Shares"), each issuable in series. As of the date of this Prospectus, there are 16,440,760 Common Shares issued and outstanding. No Preferred Shares have been issued to date.

Common Shares

        The holders of the Common Shares are entitled to one vote for each Common Share held by them at all meetings of shareholders, except meetings at which only shareholders of a specified class of shares are entitled to vote. In addition, the holders are entitled to receive dividends if, as and when declared by the Board of Directors on the Common Shares. Finally, the holders of the Common Shares are entitled to receive the remaining property of the Company upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary. Shareholders have no liability to further capital calls as all issued and outstanding shares are fully paid and non-assessable.

Shareholder Rights Plan

        The Board of Directors approved a shareholder rights plan of the Company on March 29, 2016, which was approved, ratified and confirmed by the shareholders at the annual and special meeting of shareholders of the Company on May 10, 2016 (the "Existing Rights Plan"). The Existing Rights Plan was implemented to ensure, to the extent possible, that all shareholders of the Company are treated fairly in connection with any take-over bid or other acquisition of control of the Company.

        The Board of Directors reviewed the terms of the Existing Rights Plan for conformity with current Canadian securities laws, as well as the evolving practices of public corporations in Canada, with respect to shareholder rights plan design and made some minor amendments thereto as a result.

        The Board of Directors determined it appropriate and in the best interests of the shareholders to continue the Existing Rights Plan and approved the amended and restated shareholder rights plan (the "Rights Plan") on March 26, 2019. The Rights Plan took effect immediately upon receipt of approval of the shareholders of the Company at the annual and special meeting of shareholders held on May 8, 2019.

        The fundamental objectives of the Rights Plan are to provide adequate time for our Board of Directors and shareholders to assess an unsolicited take-over bid for us, to provide the Board of Directors with sufficient time to explore and develop alternatives for maximizing shareholder value if a take-over bid is made, and to provide shareholders with an equal opportunity to participate in a take-over bid. The Rights Plan encourages a potential acquirer who makes a take-over bid to proceed either by way of a "Permitted Bid," which requires a take-over bid to satisfy certain minimum standards designed to promote fairness, or with the concurrence of our Board of Directors. If a takeover bid fails to meet these minimum standards and the Rights Plan is not waived by the Board of Directors, the Rights Plan provides that holders of Common Shares, other than the acquirer, will be able to purchase additional Common Shares at a significant discount to market, thus exposing the person acquiring Common Shares to substantial dilution of its holdings.

        Pursuant to the terms of the Rights Plan, one right was issued in respect of each common share outstanding at 5:01 p.m. on March 29, 2016 (the "Record Time"). In addition, we will issue one right for each additional Common Share issued after the Record Time and prior to the earlier of the Separation Time (as defined in the Rights Plan) and the Expiration Time (as defined in the Rights Plan). The rights have an initial exercise price equal to the Market Price (as defined in the Rights Plan) of the Common Shares as determined at the Separation Time, multiplied by five, subject to certain anti-dilution adjustments (the "Exercise Price"), and they are not exercisable until the Separation Time. Upon the occurrence of a Flip-in Event (as defined in the Rights Plan), each right will entitle the holder thereof, other than an Acquiring Person (as defined in the Rights Plan) or any other person whose rights are or become void pursuant to the provisions of the Rights Plan, to purchase from us, effective at the close of business on the eighth trading day after the Stock Acquisition Date (as defined in the Rights Plan), upon payment to us of the Exercise Price, Common Shares having an aggregate Market Price equal to twice the Exercise Price on the date of consummation or occurrence of such Flip-in Event, subject to certain anti-dilution adjustments.

        The Rights Plan is described in detail in Item 10.B. of our most recent Annual Report on Form 20-F.

Preferred Shares

        The Preferred Shares are issuable in series with rights and privileges specific to each class. The holders of Preferred Shares are not entitled to receive notice of or to attend or vote at meetings of shareholders. The holders of First Preferred Shares are entitled to preference and priority to any participation of holders of Second Preferred Shares, Common Shares or shares of any other class of shares of the share capital of the Company ranking junior to the First Preferred Shares with respect to dividends and, in the event of the liquidation of the Company, the distribution of its property upon its dissolution or winding-up, or the distribution of all or part of its assets among the shareholders, to an amount equal to the value of the consideration paid in respect of such shares outstanding, as credited to the issued and paid-up share capital of the Company, on an equal basis, in proportion to the amount of their respective claims in regard to such shares held by them. The holders of Second Preferred Shares are entitled to preference and priority to any participation of holders of Common Shares or shares of any other class of shares of the share capital of the Company ranking junior to the Second Preferred Shares with respect to dividends and, in the event of the liquidation of the Company, the distribution of its property upon its dissolution or winding-up, or the distribution of all or part of its assets among the shareholders, to an amount equal to the value of the consideration paid in respect of such shares outstanding, as credited to the issued and paid-up share capital of the Company, on an equal basis, in proportion to the amount of their respective claims in regard to such shares held by them.

        Our Board of Directors may, from time to time, provide for additional series of Preferred Shares to be created and issued, but the issuance of any Preferred Shares is subject to the general duties of the directors under the CBCA to act honestly and in good faith with a view to the best interests of the Company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

 DESCRIPTION OF WARRANTS

        The complete terms of the warrants will be contained in the applicable warrant agreement and warrant. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this Prospectus is a part. You should read the warrant and warrant agreement. You should also read the Prospectus Supplement, which will contain additional information and which may update or change some of the information below.

Warrants We May Offer

        We may issue warrants for the purchase of Common Shares or Preferred Shares in one or more series. If we offer warrants, we will describe the terms in a Prospectus Supplement (and any free writing prospectus). Warrants may be offered independently, together with other Securities offered by any Prospectus Supplement, or through a dividend or other distribution to shareholders and may be attached to or separate from other Securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a Prospectus Supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

        The following are some of the terms relating to a series of warrants that could be described in a Prospectus Supplement:

  •
  Title of the warrants;

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  Aggregate number of warrants;

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  Price or prices at which the warrants will be offered;

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  Designation, number, aggregate principal amount, denominations, and terms of the Securities that may be purchased on exercise of the warrants;

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  Date, if any, on and after which the warrants and the related Securities will be separately transferable;

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  Purchase price for each security purchasable on exercise of the warrants;

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  Dates on which the right to purchase certain Securities upon exercise of the warrants will begin and expire;

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  Minimum or maximum number of Securities that may be purchased at any one time upon exercise of the warrants;

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  Anti-dilution provisions or other adjustments to the exercise price of the warrants;

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  Terms of any rights that we may have to redeem or call the warrants;

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  Effect of any merger, consolidation, sale, or other transfer of our business on the warrants and the applicable warrant agreement;

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  Name and address of the warrant agent, if any;

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  Information with respect to book-entry procedures;

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  A discussion of material Canadian and/or U.S. federal income tax considerations; and

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  Other material terms, including terms relating to transferability, exchange, exercise, or amendments of the warrants.

        Until any warrants to purchase our Securities are exercised, holders of the warrants will not have any rights of holders of the underlying Securities.

DESCRIPTION OF UNITS

        The complete terms of the units will be contained in the unit agreement and any related documents applicable to any units. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this Prospectus is a part. You should read the unit agreement and any related documents. You also should read the Prospectus Supplement, which will contain additional information and which may update or change some of the information below.

        We may issue units, in one or more series, consisting of any combination of one or more of the other Securities described in this prospectus. If we offer units, we will describe the terms in a Prospectus Supplement (and any free writing prospectus). Units may be issued under a written unit agreement to be entered into between us and the holder or beneficial owner, or we could issue units under a written unit agreement with a unit agent specified in a Prospectus Supplement. A unit agent would act solely as our agent in connection with the units of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those units.

        Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

        The following are some of the unit terms that could be described in a Prospectus Supplement:

  •
  Title of the units;

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  Aggregate number of units;

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  Price or prices at which the units will be offered;

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  Currency or currency unit in which the units are denominated;

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  Designation and terms of the units and of the Securities comprising the units, including whether and under what circumstances those Securities may be held or transferred separately;

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  Effect of any merger, consolidation, sale, or other transfer of our business on the units and the applicable unit agreement;

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  Name and address of the unit agent, if any;

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  Information with respect to book-entry procedures;

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  A discussion of material Canadian and/or U.S. federal income tax considerations; and

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  Other material terms, including terms relating to transferability, exchange, exercise, or amendments of the units.

        The provisions described in this section, as well as those described under "Description of Share Capital" and "Description of Warrants" will apply to each unit and to any Common Shares, Preferred Shares, or warrant included in each unit, respectively.

        The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as an exhibit to a filing with the SEC that is incorporated by reference into this Prospectus the forms of the unit agreements containing the terms of the units being offered. The description of units in any Prospectus Supplement will not necessarily describe all of the terms of the units in detail. You should read the applicable unit agreements for a complete description of all of the terms.

 USE OF PROCEEDS

        We will retain broad discretion over the use of the net proceeds from the sale of the Securities offered by this Prospectus. Unless otherwise specified in the applicable Prospectus Supplement or any related free writing prospectus, we currently expect to use the net proceeds of our sale of Securities for general corporate purposes.

        General corporate purposes may include, among other purposes, the funding of a pediatric clinical trial in the E.U. and U.S. for Marcelin™ (macimorelin). We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings. All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds or from the proceeds of any offering under this Prospectus or a Prospectus Supplement. The use of proceeds will be specified in the Prospectus Supplement relating to a particular offering of Securities, as required by applicable securities legislation.

PLAN OF DISTRIBUTION

        We may sell the Securities from time to time pursuant to public offerings, negotiated transactions, block trades, sales "at-the-market" to or through a market maker or into an existing trading market, on an exchange or otherwise, or a combination of these methods. We may sell the Securities to or through an underwriter or group of underwriters managed or co-managed by one or more underwriters, or to or through dealers, through agents, directly to one or more investors or through a combination of such methods of sale.

        We may distribute Securities from time to time in one or more transactions:

  •
  at a fixed price or prices which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        Each time we sell Securities a Prospectus Supplement will describe the method of distribution of the Securities and any applicable restrictions.

        The Prospectus Supplement or supplements will describe the terms of the offering of the Securities, including:

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  the name or names of the underwriters, placement agents or dealers, if any;

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  the purchase price of the Securities and the proceeds we will receive from the sale;

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  any over-allotment options under which underwriters may purchase additional Securities from us;

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  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

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  any discounts or concessions allowed or reallowed to be paid to dealers (which may be changed at anytime); and

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  any securities exchange or market on which the Securities may be listed or quoted.

        In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this Prospectus and an applicable Prospectus Supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.

        We may determine the price or other terms of the Securities offered under this Prospectus by use of an electronic auction. We will describe in the applicable Prospectus Supplement how any auction will be conducted to determine the price or any other terms of the Securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters' obligations with respect to the auction.

        Unless stated otherwise in the applicable Prospectus Supplement, the obligations of any underwriters to purchase Securities will be subject to certain conditions set forth in the applicable underwriting agreement, and generally the underwriters will be obligated to purchase all of the Securities if they purchase any of the securities. If underwriters are used in the sale of any Securities, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The Securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the Securities will be subject to certain conditions precedent. If a dealer is used in a sale, we may sell the Securities to the dealer as principal. The dealer may then resell the Securities to the public at varying prices to be determined by the dealer at the time of resale.

        We or our agents may solicit offers to purchase Securities from time to time. Unless stated otherwise in the applicable Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        In connection with the sale of Securities, underwriters or agents may receive compensation (in the form of fees, discounts, concessions or commissions) from us or from purchasers of Securities for whom they may act as agents. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be "underwriters, "as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related Prospectus Supplement.

        Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, dealers or agents may make with respect to these liabilities.

        If stated in the applicable Prospectus Supplement, we may authorize underwriters, dealers or agents to solicit offers by certain investors to purchase Securities from us at the public offering price set forth in the Prospectus Supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement, and the applicable Prospectus Supplement will set forth the commission payable for solicitation of these contracts.

        The Securities we may offer, other than Common Shares, may be new issues of securities with no established trading market. No assurance can be given as to the liquidity of the trading market for any of our Securities. Any underwriter may make a market in these Securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice. Therefore, we cannot give any assurances to you concerning the liquidity of any Security offered by this Prospectus.

        In connection with an offering of Securities, underwriters may purchase and sell these Securities in the open market. Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through the exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters who are qualified market makers on the NASDAQ Stock Market LLC may engage in passive market making transactions in our Common Shares, Preferred Shares, and warrants, as applicable, on the NASDAQ Stock Market LLC in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

        Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the Securities offered under this Prospectus, we may enter into swaps or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

        In compliance with guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer must be fair and reasonable, considering all relevant risks, factors and circumstances.

CERTAIN INCOME TAX CONSIDERATIONS

        The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to an investor acquiring any Securities offered thereunder, including, for investors who are non-residents of Canada, whether the payments of dividends (or any other amounts) on the Securities, if any, will be subject to Canadian non-resident withholding tax.

        The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U. S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended).

LEGAL MATTERS

        Unless otherwise specified in the Prospectus Supplement relating to any offering of Securities, certain legal matters relating to the offering of the Securities under this Prospectus will be passed upon for us by Stikeman Elliott LLP with respect to matters of Canadian law and by Barnes & Thornburg LLP with respect to matters of U.S. law. In addition, certain legal matters in connection with any offering of Securities under this Prospectus will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of applicable law.

EXPERTS

        The consolidated financial statements incorporated into this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

        We are a corporation incorporated under and governed by the CBCA. Many of our officers and directors, and some of the experts named in this Prospectus, are residents of Canada or elsewhere outside of the U.S., and a substantial portion of our assets and the assets of such persons are located outside the U.S. As a result, it may be difficult for investors in the U.S. to effect service of process within the U.S. upon such directors, officers and representatives of experts who are not residents of the U.S. or to enforce against them judgments of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities laws of any state within the U.S. We have been advised by our legal counsel, Stikeman Elliott LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Stikeman Elliott LLP, however, that there is substantial doubt as to whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual reports on Form 20-F with the SEC, and we furnish other documents, such as quarterly and current reports, proxy statements and other information and documents that we file with the Canadian securities regulatory authorities, to the SEC, as required. The materials we file with or furnish to the SEC are available to the public on the SEC's Internet website at www.sec.gov. Those filings are also available to the public on our corporate website at www.zentaris.com. Information contained on our website is not a part of this Prospectus and the inclusion of our website address in this Prospectus is an inactive textual reference only. As we are a Canadian issuer, we also file continuous disclosure documents with the Canadian securities regulatory authorities, which documents are available on the System for Electronic Document Analysis and Retrieval ("SEDAR") website maintained by the Canadian Securities Administrators at www.sedar.com.

        This Prospectus Forms part of a registration statement that we filed with the SEC. The registration statement contains more information than this Prospectus regarding us and our Securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or electronically at www.sec.gov.

 DOCUMENTS INCORPORATED BY REFERENCE

        The following documents have been filed with the various securities commissions or similar securities regulatory authorities in Canada and are specifically incorporated by reference into, and form an integral part of, this Prospectus:

  •
  our 2018 Annual Report on Form 20-F for the year ended December 31, 2018, which includes, among other items, (i) our consolidated statements of financial position as at December 31, 2018 and December 31, 2017 and our consolidated statements of changes in shareholders' (deficiency) equity, comprehensive income (loss) and cash flows for the years ended December 31, 2018, 2017 and 2016 and the report of independent registered public accounting firm dated March 29, 2019 thereon included in Item 18; (ii) management's annual report on internal control over financial reporting included in Item 15, and (iii) Management's Discussion and Analysis included in "Item 5.—Operating and Financial Review and Prospects";

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  a management information circular dated March 26, 2019 in connection with an annual and special meeting of shareholders held on May 8, 2019, included as Exhibit 99.3 to a Report on Form 6-K furnished to the SEC on April 1, 2019;

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  unaudited condensed interim consolidated financial statements as at March 31, 2019 and for the three-month periods ended March 31, 2019 and March 2018, included as Exhibit 99.1 to a Report on 6-K furnished to the SEC on May 7, 2019;

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  a Form 8-A12B/A filed with the SEC on May 5, 2019 to amend our previously filed Form 8-A12B filed on April 14, 2017;

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  management's discussion and analysis for the first quarter of 2019, included as Exhibit 99.2 to a Report on 6-K furnished to the SEC on May 7, 2019;

  •
  the results of the annual and special shareholders' meeting held on May 8, 2019, included as Exhibit 99.1 to a Report on 6-K furnished to the SEC on May 9, 2019;

  •
  the Amended and Restated Shareholder Rights Plan Agreement (amending and restating the Shareholder Rights Plan dated March 29, 2016) between the Company and Computershare Trust Company of Canada dated as of May 8, 2019, included as Exhibit 99.2 to a Report on 6-K furnished to the SEC on May 9, 2019;

  •
  a material change report dated June 7, 2019 in connection with the reduction of our German workforces and operations, included as Exhibit 99.1 to a Report on Form 6-K furnished to the SEC on June 10, 2019;

  •
  Annual Report on Form 20-F/A filed with the SEC on July 26, 2019, to amend our previously filed Annual Report on Form 20-F filed on April 1, 2019;

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  Unaudited condensed interim consolidated statements as at June 30, 2019 and for the three-month periods ended June 30, 2019 and June 2018, included as Exhibit 99.1, 101.IV, 101.SCH, 101.CAL, 101.DEF, 101.LAB and 101.PRE to a Report on 6-K furnished to the SEC on August 13, 2019;

  •
  management's discussion and analysis for the second quarter of 2019, included as Exhibit 99.2 to a Report on 6-K furnished to the SEC on August 13, 2019; and

  •
  to the extent permitted by applicable securities law, any other documents which we elect to incorporate by reference into this Prospectus.

        All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K furnished by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this Prospectus and deemed to be a part hereof after the date of this Prospectus but before the termination of the offering by this Prospectus.

        We will provide each person to whom this Prospectus is delivered a copy of the information that has been incorporated into this Prospectus by reference but not delivered with the Prospectus (except exhibits, unless they are specifically incorporated into this Prospectus by reference). You may obtain copies of these documents, at no cost, by writing or telephoning us at:

Aeterna Zentaris Inc.
Attention: Investor Relations
315 Sigma Drive
Summerville, South Carolina
USA, 29486
Tel. (843) 900-3223

        Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded, for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

        Upon a new annual information form or annual report on Form 20-F and the related audited annual consolidated financial statements together with the auditors' report thereon and management's discussion and analysis related thereto being filed by us with the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form or annual report on Form 20-F, the previous audited annual consolidated financial statements and all interim financial statements, annual and quarterly management's discussion and analyses, material change reports and business acquisition reports filed by us prior to the commencement of our financial year in which the new annual information form or annual report on Form 20-F was filed, no longer shall be deemed to be incorporated by reference into this Prospectus for the purpose of future offers and sales of Securities hereunder.

        One or more Prospectus Supplements containing the terms of an offering of Securities and other information in relation to such Securities will be delivered to purchasers of such Securities together with this Prospectus and shall be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement solely for the purposes of the offering of the Securities covered by any such Prospectus Supplement.

        A Prospectus Supplement containing any additional or updated information that we elect to include therein will be delivered with this Prospectus to purchasers of Securities who purchase such Securities after the filing of this Prospectus and shall be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement.

$4,987,500 of

3,325,000 Common Shares
(and Associated Common Share Purchase Rights)

$1.50 Per Common Share

PROSPECTUS SUPPLEMENT

MAXIM GROUP LLC

September 20, 2019